SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement               Commission Only (as Permitted by
[ ]  Definitive Additional Materials           Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Kinetiks.com, Inc.
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required.

[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

                  None

        (2)      Aggregate number of securities to which transaction applies:

                  None

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  Rule 0-11: $150.00, representing one-fiftieth of one percent of $750,000 cash.

        (4)      Proposed maximum aggregate value of transaction:

                  $750,000

        (5)      Total fee paid:  $150.00


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  None

         (2)      Form, Schedule or Registration Statement No.:  Not Applicable

         (3)      Filing Party:  Not Applicable

         (4)      Date Filed:  Not Applicable


Notes:

                               KINETIKS.COM, INC.
                          700 Rockmead Drive, Suite 240
                              Kingwood, Texas 77339
                            Telephone: (713) 359-7638


                                                                  March __, 1997


To Our Stockholders:

     You are cordially invited to attend a Special Meeting of the Stockholders of Kinetiks.com, Inc. (the "Company"), to be held on April __, 1997 at 10:00 a.m. local time in the Company's executive offices at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339.

     At the Special Meeting, holders of the Company's Common Stock (the "Common Stock") will be asked to consider and vote upon a proposal to approve the sale by the Company of substantially all of the Company's assets excluding (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting the Internet Waterway) and all rights to market E-Dealer software to third parties, (iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space,
(v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts, to Trader Publishing Company ("Purchaser"), a Virginia general partnership, for $750,000 in cash. Upon execution of a letter of intent dated November 27, 1996 between the Company and the Purchaser (the "Letter of Intent"), the Purchaser paid an earnest money deposit of $110,000 to the Company and on December 20, 1996 loaned an additional $110,000 to the Company, all of which will be applied to the purchase price upon the closing of the sale of the Company's assets. This transaction (the "Asset Sale") is to be effected pursuant to the Letter of Intent and definitive asset purchase agreement to be entered into between the Company and the Purchaser (the "Asset Purchase Agreement").

     The Board of Directors believes that the Asset Sale is in the best interests of the Company and its stockholders. In arriving at its decision to recommend the Asset Sale, the Board carefully reviewed and considered the terms and conditions of the Asset Sale and the factors described in the enclosed Proxy Statement.

     The Board of Directors does not view its proposal to approve the Asset Sale as granting authority for a liquidation or dissolution of the Company. If the Company intends to liquidate or dissolve, it will seek shareholder approval for such action.

     Approval of the Asset Sale requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET SALE AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE ASSET SALE.

     Two stockholders who, at the Record Date, had the right to vote in the aggregate, 525,416 shares of the Company's Common Stock (15.4% of such Common Stock outstanding), agreed pursuant to the Letter of Intent to vote all the shares of Company's Common Stock held by them "FOR" the Asset Sale. In addition, the Company's Board of Directors are controlling the voting rights by proxy for 1,000,000 shares of the Company's Common Stock (29.4% of such Common Stock outstanding), and agreed pursuant to a Board of Directors' resolution to vote all such shares of Common Stock "FOR" the Asset Sale.

     If you are a holder of the Company's Common Stock, whether or not you plan to attend the meeting, please fill in the appropriate blanks, sign and date the enclosed proxy card and return it in the envelope provided for that purpose. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting. Under Delaware law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the Asset Sale has been obtained.

                                        Sincerely,



                                        Gregory S. Carr,
                                        Secretary

                               KINETIKS.COM, INC.
                          700 Rockmead Drive, Suite 240
                              Kingwood, Texas 77339

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL __, 1997

     To the stockholders of Kinetiks.com, Inc.:

     Notice is hereby given that a Special Meeting of the stockholders (the "Special Meeting") of Kinetiks.com, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339, at 10:00 a.m., local time on April __, 1997, or at any adjournment or postponement thereof, to consider and vote upon a proposal to approve a letter of intent dated November 27, 1996, between the Company and Trader Publishing Company ("Trader") (the "Letter of Intent"), pursuant to which, (a) the Company will sell to Trader substantially all of the Company's assets excluding (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting the Internet Waterway) and all rights to market E-Dealer software to third parties, (iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space, (v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts, (b) Trader will pay to the Company as the purchase price for the Company's assets (the "Company's Assets") a total consideration of $750,000 cash, (c) Trader paid $110,000 to the Company as an earnest money deposit which will be applied to the purchase price upon the closing of the sale of the Company's assets, (d) Trader loaned $110,000 to the Company which will be applied to the purchase price upon the closing of the sale of the Company's Assets, (e) the Company will enter into a one (1) year consulting agreement with Trader, and (f) the Company will enter into five (5) year non-competition agreement with Trader.

     A copy of the Letter of Intent is attached to the accompanying Proxy Statement as Exhibit A and the Proxy Statement forms a part of this Notice.

     Details relating to the above matters are set forth in the attached Proxy Statement.

     The Board of Directors does not view its proposal to approve the Asset Sale as granting authority for a liquidation or dissolution of the Company. If the Company intends to liquidate or dissolve, it will seek stockholder approval for such action.

     Holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock") at the close of business on March __, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     The General Corporation Law of the State of Delaware does not provide for dissenters' rights to stockholders regarding the sale of substantially all of a Delaware corporation's assets.

     If you are a holder of Common Stock please fill in the appropriate blanks, sign, date and return the enclosed proxy card, whether or not you plan to attend the Special Meeting. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the Special Meeting.

                                       By order of the Board of Directors,



                                       Gregory S. Carr
                                       Secretary

March __, 1997

                                            Proxy Statement dated March __, 1997

                               Kinetiks.com, Inc.
                          700 Rockmead Drive, Suite 240
                              Kingwood, Texas 77339
                            Telephone: (713) 359-7638


                                 PROXY STATEMENT
                                       FOR

                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL __, 1997

     This Proxy Statement is furnished to the holders as of the Record Date (as defined below) of Common Stock, par value $.001 per share (the "Common Stock") of Kinetiks.com, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors at a Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the Company's executive offices at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339 at 10:00 a.m., local time, on April __, 1997, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all stockholders of the Company on or about March __, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. At the Special Meeting, holders of the Common Stock will be asked to consider and vote upon a proposal to approve a letter of intent dated November 27, 1996, between the Company and Trader Publishing Company ("Trader") (the "Letter of Intent"), pursuant to which, (a) the Company will sell to Trader substantially all of the Company's assets excluding (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting the Internet Waterway) and all rights to market E-Dealer software to third parties, (iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space, (v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts, (b) Trader will pay to the Company as the purchase price for the Company's assets (the "Company's Assets") a total consideration of $750,000 cash, (c) Trader paid $110,000 to the Company as an earnest money deposit which will be applied to the purchase price upon the closing of the sale of the Company's assets, (d) Trader loaned $110,000 to the Company which will be applied to the purchase price upon the closing of the sale of the Company's Assets, (e) the Company will enter into a one (1) year consulting agreement with Trader (the "Consulting Agreement"), and (f) the Company will enter into five (5) year non-competition agreement with Trader (the "NonCompetition Agreement"). The sale of the Company's Assets is described more thoroughly in this Proxy Statement and in the documents attached hereto which stockholders are urged to read carefully. The holders of a majority of the Company's Common Stock, issued and outstanding as of the Record Date (as defined below) will be required to approve the proposal. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET SALE AND RECOMMENDS A VOTE FOR THE LETTER OF INTENT.

     Any Stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith with all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. All information pertaining to Trader and its affiliates contained in this Proxy Statement has been supplied by Trader.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY ...................................................................    5
THE SPECIAL MEETING .......................................................   11
         Time, Date and Place .............................................   11
         Matters to be Considered at the Special Meeting ..................   11
         Voting and Record Date ...........................................   11
         Proxies ..........................................................   12
THE ASSET SALE ............................................................   13
         The Company ......................................................   13
         The Purchaser ....................................................   13
         Background and Reasons For the Asset Sale ........................   14
         Recommendation of the Board of Directors .........................   15
         Regulatory Approvals .............................................   16
         Accounting Treatment .............................................   16
         Certain Income Tax Consequences ..................................   17
         Dissenting Stockholders' Rights ..................................   17
         Effect of the Asset Sale on the Company's Stockholders ...........   17
         Proceeds of the Asset Sale .......................................   17
         Plans for the Operation of the Company Following the
         Asset Sale .......................................................   18
THE LETTER OF INTENT ......................................................   19
         Assets ...........................................................   19
         Retained Assets and Retained Liabilities .........................   19
         Consideration ....................................................   20
         The Closing ......................................................   20
         Representations, Warranties and Covenants ........................   20
         Conditions to Closing ............................................   21
         Certain Operative Agreements .....................................   22
         Indemnification ..................................................   22
         Termination ......................................................   22
         Termination Fee ..................................................   23

                                                                            Page

MARKET PRICE DATA AND RELATED MATTERS
 REGARDING THE COMPANY ....................................................   23
         Common Stock Information .........................................   23
         Dividends ........................................................   23
SELECTED FINANCIAL DATA
 OF THE COMPANY ...........................................................   24
UNAUDITED PRO FORMA FINANCIAL INFORMATION
 OF THE COMPANY ...........................................................   25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF THE COMPANY ................................................   28
ADDITIONAL INFORMATION ABOUT THE COMPANY ..................................   32
         Introduction .....................................................   32
         Overview .........................................................   33
         Strategy .........................................................   35
         Products and Services ............................................   36
         Marketing ........................................................   37
         Competition ......................................................   38
         Employees ........................................................   39
         Proprietary Rights ...............................................   39
         Properties .......................................................   40
MANAGEMENT OF THE COMPANY .................................................   40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT ...........................................................   42
OTHER MATTERS .............................................................   42
COMPANY AUDITED FINANCIAL STATEMENTS
 FOR THE YEAR ENDED DECEMBER 31, 1995 AND
 UNAUDITED FINANCIAL STATEMENTS FOR THE NINE-MONTH
 PERIOD ENDED SEPTEMBER 30, 1996 ..........................................  F-1

EXHIBIT A - LETTER OF INTENT

                                     SUMMARY

     The following is a brief summary of information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials relevant to a stockholder's decision with respect to the matters to be voted on at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Exhibits hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Stockholders are urged to review carefully this Proxy Statement and the Exhibits hereto in their entirety.

THE PARTIES TO THE LETTER OF INTENT AND THE ASSET PURCHASE AGREEMENT

The Company.........The Company was  incorporated on August 9, 1995 in the State of Delaware. On August 14, 1995, the Company issued 4,000,000 shares of its Common Stock to the stockholders of Recreational Data Services, LLC ("RDS, L.L.C.") in exchange for all of the assets of RDS, L.L.C. RDS, L.L.C. was a limited liability company formed on April 3, 1995, and was wholly-owned by Gregory S. and Dyann L. Carr (the "Carrs"), the founders, principal stockholders, officers and directors of the Company. RDS, L.L.C. exchanged equity interests in RDS, L.L.C. for all of the assets of a sole proprietorship formed by the Carrs, which operated under the trade name "Recreational Data Services" and which commenced the initial development of the Internet Waterway on January 18, 1995. The Company develops and markets proprietary software programs for use on the World Wide Web (the "Web") of the Internet. The Company's software production, designated the Internet Waterway, targets retail consumers and offers products and services, and provides free information to boaters, sailors, fishermen, and other water sports enthusiasts. The Company's commercial production, designated the Marine TradeNet, targets commercial businesses and offers marine industry information and product sales services over the Internet. Access to the Internet Waterway is available on the Internet through such services as America Online(TM), Prodigy(TM), CompuServe(TM), or the Microsoft Network. The principal executive offices of the Company are located at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339 and its telephone number is (713) 359-7638. See "The Asset Sale - The Company."

The Purchaser.......The  Purchaser,   Trader  Publishing  Company  ("Trader"  or
                    "Purchaser") is a Virginia general partnership founded in 1987. The principal executive offices of Trader Publishing Company are located at 100 West Plume Street, Norfolk, Virginia 23510 and its telephone number is (757) 640-4000. See "The Asset Sale - The Purchaser."

THE SPECIAL MEETING

Time, Date and
  Place.............The Special Meeting will be held at the Company's  executive offices at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339 on April __, 1997 commencing at 10:00 a.m., local time.

Matters to be Considered at the
  Special Meeting...At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon the Asset Sale and the Letter of Intent including the Consulting Agreement and the Non-Competition Agreement.

Record Date, Shares Entitled
  to Vote...........Holders of record of shares of the Company's Common Stock at the close of business on March __, 1997 are entitled to notice of and to vote at the Special Meeting.

Votes Required......Under the laws of the  State of  Delaware,  the  affirmative vote of the holders of a majority of the Company's Common Stock, issued and outstanding on the Record Date is required to authorize the Asset Sale. Abstentions will be treated as "no" votes for purposes of determining whether approval of the Asset Sale has been obtained. See "The Special Meeting - Voting and Record Date."

THE ASSET SALE

Background and Reasons for the
 Asset Sale.........The Asset Sale  represents the culmination of numerous steps taken by the Company over the past year to stem continuing losses and to reduce debt or, as an alternative, to sell to a suitable purchaser or find a strategic partner to invest in the operations of all or a substantial part of the Company. See "The Asset Sale - Background and Reasons for the Asset Sale."

Recommendation of the Board
  of Directors......The Board of Directors  has  unanimously  approved the Asset
                    Sale and recommends to the Company's stockholders that they vote FOR its approval. The Board of Directors has determined that the Asset Sale represents an attractive opportunity to sell substantially all the Company's Assets at favorable valuations. See "The Asset Sale - Recommendation of the Board of Directors."

Regulatory
 Approvals..........No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Asset Sale. See "The Asset Sale - Regulatory Approvals."

Accounting
 Treatment..........The sale of certain assets valued at $550,000 as part of the
                    Asset Sale will be accounted for as a sale of certain assets. The consideration received by the Company over the book value (approximately $40,000) of the assets sold will be recognized as a gain on the Company's books. As part of the Asset Sale, the Company will enter into consulting agreements for $100,000 and a non- competition agreement for $100,000. The consideration received by the Company for those agreements will be recognized as income over the terms of the agreements. See "The Asset Sale - Accounting Treatment."

Certain Income Tax
 Consequences.......The Asset Sale will be a taxable  transaction to the Company but it is anticipated that the tax consequences, if any, to the Company will be minimal. The Asset Sale will not result in any direct federal or state income tax consequences to stockholders of the Company. See "The Asset Sale - Certain Income Tax Consequences."

Dissenting Stockholder's
 Rights.............The General  Corporation  Law of the State of Delaware  does not provide dissenting rights to stockholders of a Delaware corporation which sells substantially all of its assets. See "The Asset Sale - Dissenting Stockholders' Rights."

Effect of the Asset Sale on the Company's
 Stockholders.......If  the   transactions   included  in  the  Asset  Sale  are
                    consummated, the stockholders of the Company will retain their equity interests in the Company. The consummation of the Asset Sale will not result in any changes in the rights of stockholders of the Company.

Proceeds of the
  Asset Sale........The cash  proceeds  of the  Asset  Sale will be  applied  to reduce the Company's indebtedness, to pay accounts payable, to pay transaction-related costs and expenses, as well as for other general corporate purposes. See "The Asset Sale - Proceeds of the Asset Sale" and "- Plans for the Operation of the Company Following the Asset Sale."

Plans for Operation of the
 Company following the Asset
 Sale Transaction...Following  the closing of the Asset Sale,  the Company plans to utilize its Marine Division to act as an agent to produce web site services for marine industry clients of Trader, continue to service its current web site clients, evaluate and possibly establish web sites for the automotive and motorcycle industries and explore mergers, acquisitions or other transactions which may enhance the Company's value. See "The Asset Sale - Plans for the Operation of the Company Following the Asset Sale."

THE LETTER OF INTENT AND THE
 ASSET PURCHASE AGREEMENT

The Asset Sale......Upon the terms and subject to the  conditions  of the Letter of Intent, the Company will sell and transfer, and the Purchaser will purchase and acquire, the Company's Assets (to be defined in the Asset Purchase Agreement), free and clear of any liabilities and encumbrances. The Company's Assets exclude (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting the Internet Waterway) and all rights to market E-Dealer software to third parties, (iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space, (v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts, but include all other Company assets and properties, as defined in the Asset Purchase Agreement, including (i) all tangible personal property,
                    (ii) all rights, tangible and intangible, and leasehold interests in personal property; (iii) all rights in and to any governmental and private permits, licenses, certificates of occupancy, franchise and authorizations, (iv) all inventories, (v) all intangible Property Rights, (vi) all patents, copyrights and trademarks, (vii) all customer lists, promotion lists and marketing data, (viii) all computer software programs, (ix) all causes of action, (x) all accounts and notes receivable which arise subsequent to the Closing, (xi) all account lists, books and records,
                    (xii) all  goodwill  related to the  Company's  business and
                    (xiii) all other Company assets not excluded (as defined in the Letter of Intent). The Company will also be required to enter into a one (1) year consulting agreement and a five
                    (5) year non- competition agreement with Trader. See "Letter of Intent - Purchase and Sale of Assets."

Consideration.......In consideration  for the purchase of the Company's  Assets, including the Consulting Agreement and the Non-Competition Agreement, the Purchaser will pay to the Company $750,000 cash. See "Letter of Intent" and "The Asset Purchase Agreement - Consideration."

Certain Operative
 Agreements.........The Letter of Intent  requires the Company to (i) act as the exclusive agent to produce web site services for marine industry clients of Trader, (ii) enter into a one-year consulting agreement with Trader, and (iii) enter into a non-competition agreement not to compete with Trader in the marine industry for five (5) years. See "Certain Operative Agreements."

Termination and Certain Other
 Provisions.........An Asset Purchase Agreement  contemplated by the Company and
                    Trader will contain certain representations, warranties, covenants, conditions and indemnification agreements of the Company and the Purchaser customary for transactions of the type contemplated by the Asset Purchase Agreement. See "The Letter of Intent - Representations, Warranties and Covenants of Seller," "- Representations, Warranties and Covenants," "- Conditions to Closing" and "- Indemnification."

                    The Letter of Intent may be terminated (i) at any time by mutual consent of the Company and the Purchaser or (ii) by Trader if the Company had failed to disclose matters to Trader that materially and adversely affect the value of the assets and business being transferred. In addition, the Company agreed to pay $35,000 to Trader in the event of a breach of the Letter of Intent by the Company resulting from events beyond the control of the Company's Board of Directors.

                               THE SPECIAL MEETING

TIME, DATE AND PLACE

     This Proxy Statement is being furnished to the holders as of the Record Date (as hereinafter defined) of the Company's Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on April __, 1997, at 10:00 a.m. local time, at the Company's executive offices at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339 and at any adjournment thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the holders of the Company's Securities will be asked to consider and vote upon the Asset Sale, including the Consulting Agreement and Non-Competition Agreement.

VOTING AND RECORD DATE

     The Board of Directors has fixed March __, 1997, as the record date ("Record Date") for determining holders of the Company's Common Stock of record entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of the Company's Common Stock who are holders of such securities as of the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 3,387,924 shares of the Company's Common Stock outstanding and entitled to vote.

     Each holder of record of the Company's Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the Asset Sale and any other matter to be submitted to a vote of stockholders at the Special Meeting.

     The presence at the Special Meeting, in person or by a proxy, of the holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the laws of the State of Delaware, the affirmative vote of the holders of a majority of the Company's Common Stock issued and outstanding on the Record Date is required to authorize the Asset Sale. Abstentions and "broker non-votes" will be included in the calculation for purposes of determining whether the Asset Sale has been approved and will be treated as "no" votes.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET SALE AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE ASSET SALE. THE COMPANY IS SEEKING STOCKHOLDER APPROVAL OF THE ASSET SALE. Two stockholders who, at the Record Date, had the right to vote in the aggregate, 525,416 shares of the Company's Common Stock (15.4% of such Common Stock outstanding), agreed pursuant to the Letter of Intent to vote all the shares of Company's Common Stock held by them "FOR" the Asset Sale. In addition, the Company's Board of Directors are controlling the voting rights by proxy for 1,000,000 shares of the Company's Common Stock (29.4% of such Common Stock outstanding), and agreed pursuant to a Board of Directors' resolution to vote all such shares of Common Stock "FOR" the Asset Sale.

PROXIES

     All shares of the Company's Common Stock which are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the stockholders. Unless a contrary choice is marked, or if the Proxy is left blank as to choice, the shares will be voted FOR approval of the Asset Sale.

     The Board of Directors is not aware of any other matters not referred to herein that will be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote of the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares of the Company's Common Stock held of record by such brokers, custodians, nominees and fiduciaries, and the Company may reimburse such brokers, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. Directors and employees of the Company may also solicit proxies in person or by telephone without receiving any compensation in addition to their regular compensation as directors and employees.

                                 THE ASSET SALE

THE COMPANY

     The following is a brief summary of information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials relevant to a stockholder's decision with respect to the matters to be voted on at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Exhibits hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Stockholders are urged to review carefully this Proxy Statement and the Exhibits hereto in their entirety.

     The Company was incorporated on August 9, 1995 in the State of Delaware. On August 14, 1995, the Company issued 4,000,000 shares of its Common Stock to the stockholders of Recreational Data Services, LLC ("RDS, L.L.C.") in exchange for all of the assets of RDS, L.L.C. RDS, L.L.C. was a limited liability company formed on April 3, 1995, and was wholly-owned by Gregory S. and Dyann L. Carr (the "Carrs"), the founders, principal stockholders, officers and directors of the Company. RDS, L.L.C. exchanged equity interests in RDS, L.L.C. for all of the assets of a sole proprietorship formed by the Carrs, which operated under the trade name "Recreational Data Services" and which commenced the initial development of the Internet Waterway on January 18, 1995. The Company develops and markets proprietary software programs for use on the World Wide Web (the "Web") of the Internet. The Company's software production, designated the Internet Waterway, targets retail consumers and offers products and services, and provides free information to boaters, sailors, fishermen, and other water sports enthusiasts. The Company's commercial production, designated the Marine TradeNet, targets commercial businesses and offers marine industry information and product sales services over the Internet. Access to the Internet Waterway is available on the Internet through such services as America Online(TM), Prodigy(TM), CompuServe(TM), or the Microsoft Network(TM).

     The principal executive offices of the Company are located at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339 and its telephone number is (713) 359-7638. See "The Asset Sale - The Company."

THE PURCHASER

     The Purchaser, a Virginia general partnership founded in 1987, engages primarily in the print and electronic publishing business. There are no affiliations among the Purchaser and the Company.

     The principal executive offices of the Purchaser are located at 100 West Plume Street, Norfolk, Virginia 23510 and its telephone number is (757) 640-4000.

BACKGROUND AND REASONS FOR THE ASSET SALE

     The Asset Sale represents the culmination of numerous steps taken by the Company over the past year to stem continuing losses and to reduce debt, or, as an alternative, to find a strategic partner to invest in the Company or to sell all or a substantial part of the Company to a suitable purchaser. As the Company's working capital diminished, management began to explore alternative capital sources to support the Company's continuing product development and sales and marketing efforts. During the third quarter of 1996, sales did not improve and cash flow remained negative. Accordingly, in August 1996, measures were taken to reduce overhead and conserve cash. In addition, the Company began pursuing joint ventures, strategic partnerships and distribution arrangements that might provide funding.

     In August 1996, the Company sought assistance and advice from its investment bankers in raising additional capital by way of a private placement offering of its securities, adjustment of the outstanding warrant exercise price to make the exercise of the Company's outstanding Warrants more attractive, a secondary offering of the Company's securities, strategic alliances, or any other vehicle. Other than $138,000 of asset secured bridge loans in contemplation of one of the foregoing transactions closing, the investment bankers provided no viable alternatives.

     The removal of the Company's Common Stock from the NASDAQ SmallCap Market in October 1996, resulted in a more than 75% drop in the price of the Common Stock, making it more difficult to attract new equity financing and depressing the value of the Company in negotiations with strategic partners or acquirers. The Company's financial difficulties also adversely affected its credibility in the market place and its ability to sell its products to major national accounts.

     To obtain working capital, the Company's then principal shareholder and Chief Executive Officer, Gregory S. Carr, transferred 400,000 shares of this Common Stock to the Company in November 1996. The shares of Common Stock were immediately sold by the Company in a private placement to one individual for $100,000.

     The Company had more than ten contacts with companies that were potential strategic alliances or acquirers of the Company.

     Mr. Robert Greer was engaged as an outside consultant during August, September and October 1996 to, among other things, establish strategic alliances. He was paid a monthly fee and expenses. Thereafter, he was to be paid a percentage of the value of any transaction which he introduced.

     Investment bankers Sands Brothers & Co., Ltd., 90 Park Avenue, New York, NY provided advice concerning various transactions and independently met with several potential strategic partners, none of which made a firm offer to enter into a transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Asset Sale including the consideration to be received by the Company, is fair to and in the best interests of the Company and its affiliated and unaffiliated stockholders. Accordingly, the Board of Directors has unanimously approved the Asset Sale and recommends to the Company's stockholders that they vote FOR the approval of the Asset Sale.

     In reaching its conclusions, the Board of Directors considered, among other things, the following material factors:

          (1) A wide range of alternative strategic options (including raising additional capital, sales of assets or the entire Company, further elimination or reduction of costs and finding strategic partners to invest in the operations of the Company), out of which options the Asset Sale presented the most benefits to the Company and the best value to its stockholders constituting the highest-priced offer for the sale of substantially all the Company's assets that could be closed quickly and was not subject to burdensome contingencies, all as more fully described under "- Background and Reasons for the Asset Sale."

          (2) The Asset Sale (i) leaves the Company with significant personal property including its E-Dealer software, (ii) permits the Company to produce web sites for industries other than the Marine Industry, (iii) leaves the Company with revenues from its current accounts until July 31, 1997, and (iv) allows the Company the opportunity to explore mergers, acquisitions or other transactions which may enhance the Company's value. See "- Plans for the Operation of the Company Following the Asset Sale."

          (3) Information concerning the financial performance, condition (including serious negative balance sheet indicators), business operations and prospects of the Company, including the possibility that the Company would not be able to meet its debt repayment obligations. See "- Background and Reasons for the Asset Sale" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

          (4) The relatively small number of potential acquirers and the inability of the Company to negotiate with any of such potential acquirers a definitive agreement with terms more favorable than the Asset Sale (including a sale of all or substantially all of the issued and outstanding capital stock of the Company).

          (5) The proposed terms and conditions of the Letter of Intent and the Asset Purchase Agreement including (a) the obligations of the Purchaser to complete the transaction not being subject to any but the usual conditions concerning accuracy of the Company's representations and warranties and compliance with the covenants of the agreement and (b) the Purchaser was willing to pay to the Company a $110,000 earnest money deposit and to loan the Company an additional $110,000 at signing for the purposes of paying the current payroll and accounts payable.

          (6) The effect of the Asset Sale on the stockholders of the Company, as well as on the Company's employees and lenders. See "- Effect of the Asset Sale on the Company's stockholders."

          (7) The experience, favorable reputation and perceived motivation of the Purchaser and its executives and the Purchaser's financial condition, which factors demonstrated the Purchaser's financial ability and underscored the Purchaser's earnest intent to consummate the Asset Sale.

          (8) The recommendation of the Company's management to enter into the Asset Sale.

          (9) The Board's  expectation  that  completion of the Asset Sale would
     substantially   eliminate  the  Company's   indebtedness,   and  result  in
     significant personal property retained by the Company.

     In light of the Company's debt obligations and other liabilities and the consideration to be received in connection with the Asset Sale, the Board determined that the Asset Sale is in the best interests of the Company and its stockholders. As indicated above, the Board considered the fact that (i) only a relatively small number of parties expressed interest in acquiring all or a part of the Company and (ii) it was reasonably unlikely that the Company would receive, in the foreseeable future, offers to engage in alternative transactions on terms more favorable to the Company and its stockholders than those offered by the Purchaser.

     The Company did not obtain an opinion by a financial advisor regarding the fairness of the Asset Sale since the Company lacked the funds to obtain such an opinion and the financial condition of the Company was such that if the Letter of Intent had not been executed and the earnest money deposit and loan funding thereunder obtained, the Company's operations would likely have been suspended due to lack of working capital.

REGULATORY APPROVALS

         No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Asset Sale.

ACCOUNTING TREATMENT

     The sale of certain assets valued at $550,000 as part of the Asset Sale will be accounted for by the Company as a sale of certain assets. Upon the consummation thereof, the consideration received by the Company in excess of the book value (approximately $40,000) of the assets sold will be recognized as a gain on the Company's books.

     As part of the Asset Sale, the Company will enter into a consulting agreement for $100,000 and a non-competition agreement for $100,000. The consideration received by the Company for these agreements will be recognized as income over the terms of the agreements.

     The Company expects that representatives of its principal accountants, will be present at the Special Meeting, will have the opportunity to make a statement regarding the matters described in this Proxy Statement if they desire to do so and will be available to respond to reasonable and appropriate questions.

CERTAIN INCOME TAX CONSEQUENCES

     The Asset Sale will be a taxable transaction for federal and state income tax purposes. The Company expects to recognize net taxable income with respect to such sales, but also expects that such income will be substantially if not totally offset for federal and state income tax purposes by unrelated deductions and losses, including an offset for a loss for the fiscal year ended December 31, 1996 and an offset for certain net operating loss carryforwards which the Company previously incurred. The Asset Sale will not result in any direct federal or state income tax consequences to the stockholders of the Company.

DISSENTING STOCKHOLDERS' RIGHTS

     The General Corporation Law of the State of Delaware does not provide dissenting rights to stockholders of a Delaware corporation which sells substantially all of its assets.

EFFECT OF THE ASSET SALE ON THE COMPANY'S STOCKHOLDERS

     If the Asset Sale is consummated, the stockholders of the Company will retain their equity interest in the Company. Such Asset Sale will not result in any changes in the rights of the Company's stockholders.

PROCEEDS OF THE ASSET SALE

     In connection with the Asset Sale, Trader advanced an aggregate of $220,000 to the Company in the form of $110,000 as an earnest money deposit and $110,000 as a loan. The funds were used by the Company to pay $120,000 of payroll tax deposits and $100,000 of accounts payable, all of which were past due and to pay the costs and expenses associated with the preparation of this Proxy Statement. At the Closing, the Company will receive $530,000 from which it will pay approximately $360,000 to accounts payable, $30,000 for the repayment of loans by non-affiliates and utilize $140,000 for working capital.

PLANS FOR THE OPERATION OF THE COMPANY FOLLOWING THE ASSET SALE

     Effective at the Closing, the Company will act as the exclusive agent to produce web site services for marine industry clients or Trader, continue to service its current web site clients and evaluate and possibly establish web sites for the automotive and motorcycle industries. In addition, the Company will continue to explore opportunities for merger, acquisition or strategic alliance to maximize return on its assets. Most likely candidates will be privately held companies that have established management teams, a good track record of operations and the ability to utilize the asset base of the Company for the benefit of the stockholders. Following the Closing, twelve full-time employees are anticipated. The business activities of the Company will include the production of affinity group supersites, the production of business to business intranets, the production of business web sites and the sale of software.

     The Company does not plan to liquidate or dissolve and the proposal to approve the Asset Sale does not grant the authority for the Company to liquidate or dissolve. If in the future the Company desires to liquidate or dissolve, it will seek stockholder approval for such action.

                              THE LETTER OF INTENT

     The following is a summary of the material provisions of the Letter of Intent and is qualified in its entirety by reference to the complete text of the Letter of Intent a copy of which is attached as Exhibit A. Terms which are not otherwise defined in the summary or elsewhere in this Proxy Statement shall have the meanings set forth in the Letter of Intent.

     Upon the terms and subject to the conditions of the Letter of Intent and the Asset Purchase Agreement to be entered into between the Company and Trader, effective on the Closing Date, the Company will sell and transfer, and the Purchaser will purchase and acquire, the Company's Assets (as described below).

ASSETS

     The Company's Assets being transferred pursuant to the Letter of Intent and the Asset Purchase Agreement to be entered into between the Company and Trader, include all of the Company's right, title and interest in and to substantially all of the Company's assets and properties excluding (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting Internet Waterway) and all rights to market E-Dealer software to third parties,
(iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space, (v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts. The Company's Assets being transferred as defined in the Asset Purchase Agreement include (i) all tangible personal property, (ii) all rights, tangible and intangible, and leasehold interests in personal property (as defined in the Asset Purchase Agreement); (iii) all rights in and to any governmental and private permits, licenses, certificates of occupancy, franchise and authorizations, (iv) all inventories, (v) all intangible Property Rights,
(vi) all patents, copyrights and trademarks, (vii) all customer lists, promotion lists and marketing data, (viii) all computer software programs, (ix) all causes of action, (x) all accounts and notes receivable which arise subsequent to the Closing, (xi) all account lists, books and records, (xii) all goodwill related to the Company's business and (xiii) all other Company assets not excluded.

RETAINED ASSETS AND RETAINED LIABILITIES

     The Letter of Intent excludes and the Asset Purchase Agreement will exclude from the Assets the following Retained Assets: (i) fees payable until July 31, 1997 to the Company under any initial term of any existing contract with a third party to provide web site development and hosting services, (ii) E-Dealer software (to the extent that it is separable from the software supporting Internet Waterway) and all rights to market E-Dealer software to third parties,
(iii) certain computers, furniture, office equipment and supplies, (iv) the Company's leasehold interest in its current office space, (v) accounts receivable prior to Closing, and (vi) the Company's cash on hand and in bank accounts. The Company's Assets being transferred include (i) all tangible personal property, (ii) all rights, tangible and intangible, and leasehold interests in personal property (as defined in the Asset Purchase Agreement);
(iii) all rights in and to any governmental and private permits, licenses, certificates of occupancy, franchise and authorizations, (iv) all inventories,
(v) all intangible Property Rights, (vi) all patents, copyrights and trademarks,
(vii) all customer lists, promotion lists and marketing data, (viii) all computer software programs, (ix) all causes of action, (x) all accounts and notes receivable which arise subsequent to the Closing, (xi) all account lists, books and records, (xii) all goodwill related to the Company's business and
(xiii) all other Company assets not excluded.

     The Purchaser will be assigned all rights and will assume all liabilities and obligations of the Company in connection with certain licenses, leases, advertising contracts and other permits and contracts.

CONSIDERATION

     In consideration for the purchase of the Assets, the Purchaser will pay to the Company $750,000 cash consisting of $550,000 for the assets being transferred, $100,000 for a one (1) year consulting agreement with the Company and $100,000 for a five (5) year non-competition agreement.

THE CLOSING

     It is anticipated that the sale and transfer of the Assets to the Purchaser will take place at such time as the Company and the Purchaser agree in writing. In any event, the Closing is to occur on or before March 31, 1997. See "- Conditions to Closing." The date of the Closing is referred to herein as the "Closing Date."

REPRESENTATIONS, WARRANTIES AND COVENANTS

     It is contemplated that the Asset Purchase Agreement to be entered into between the Company and Trader will contain certain representations and warranties of the Company normal and customary to similar transactions. The Company's representations and warranties will include, among other things: (i) its organization and good standing, (ii) the execution, delivery and performance of the Asset Purchase Agreement by the Company, the legality, validity and enforceability thereof against the Company, the lack of conflict with any other agreement, law, regulation, or the like. In each case related to the Company's business, (iii) the condition of the Company's Assets, (iv) title to the Company's Assets, (v) sufficient licenses, consents and approvals to operate the Company's business, (vi) the legality, validity and enforceability of material contracts, (vii) the absence of litigation material to the Asset Sale, and compliance with laws, (viii) the absence of any material changes in the operation of the Company's business, (ix) certain tax matters, (x) the absence of bankruptcy proceedings, (xi) certain environmental and employment matters,
(xii) the Company's suppliers, (xiii) the Company's customers, (xiv) the truth and completeness of the documentation relating to the Company's assets and the Asset Sale, (xv) the Company's operation of its business, (xvi) the absence of Company subsidiaries, (xvii) title and transferability of Company trademarks, trade names and the like, (xix) the providing of services by the Company regarding prepaid accounts and (xx) the Company ceasing using any names being assigned to Trader commencing immediately after the Closing date.

     It is further contemplated that the Asset Purchase Agreement will also contain certain representations and warranties of the Purchaser relating to, among other things: (i) the organization and good standing of the Purchaser,
(ii) the execution, delivery and performance of the Asset Purchase Agreement and the Purchaser Documents by the Purchaser, (iii) the legality, validity and enforceability of such documents against the Purchaser, (iv) the absence of any litigation material to the Asset Sale, and (v) the absence of bankruptcy proceedings.

CONDITIONS TO CLOSING

     The obligations of the Purchaser to consummate the Asset Sale on the Closing Date shall be subject to the reasonable satisfaction (or waiver) of certain conditions including: (i) all representations, warranties and covenants of the Company in the Asset Purchase Agreement being true and correct in all material respects on and as of the Closing Date, (ii) all actions, proceedings, instruments, opinions and documents required to carry out the Asset Purchase Agreement shall be reasonably satisfactory to Purchaser and its counsel, (iii) the Company shall have delivered to Purchaser on the date of Closing such documents and other evidence as Purchaser shall reasonably request in order to establish the consummation of transactions relating to the execution, delivery and performance by the Company of the Asset Purchase Agreement, the purchase, transfer and delivery of the Assets to be purchased, the taking of all corporate and other proceedings in connection therewith and the compliance with all other conditions, (iv) all terms, covenants, agreements and conditions of the Asset Purchase Agreement to be complied with and performed by the Company on or before the Closing Date shall have been complied with and performed in all material respects, and (v) Purchaser shall have received the consent of the Company's stockholders, as required by applicable law, to the proposed transaction (Asset
Sale) and to the terms of the consulting agreements and non-competition agreement as set forth in the Asset Purchase Agreement.

     The obligations of the Company to consummate the Asset Sale will be subject to the prior satisfaction (or waiver by the Company) of certain conditions, including: (i) all representations, warranties and covenants of the Company in the Asset Purchase Agreement being true and correct in all material respects on and as of the Closing Date, (ii) all actions, proceedings, instruments, opinions and documents required to carry out the Asset Purchase Agreement shall be reasonably satisfactory to the Company and its counsel, (iii) the Purchaser shall have delivered to the Company on the date of Closing such documents and other evidence as the Company shall reasonably request in order to establish the consummation of transactions relating to the execution, delivery and performance by the Purchaser of the Asset Purchase Agreement, the purchase, transfer and delivery of the Assets to be purchased, the taking of all corporate and other proceedings in connection therewith and the compliance with all other conditions, and (iv) all terms, covenants, agreements and conditions of the Asset Purchase Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been complied with and performed in all material respects.

CERTAIN OPERATIVE AGREEMENTS

     The Letter of Intent requires the Company to (i) act as an agent to produce web site services for marine industry clients of Trader, (ii) enter into a one-year consulting agreement with Trader, and (iii) enter into a non-competition agreement not to compete with Trader in the marine industry for five (5) years.

     It is contemplated that the Company and Trader will enter into an Asset Purchase Agreement that will further define the specific rights of the Company and Trader as set forth in the Letter of Intent.

INDEMNIFICATION

     The Asset Purchase Agreement may require the Company and Gregory S. Carr and Dyann Carr, principal stockholders and officers and directors of the Company (collectively, "Carr") to indemnify Purchaser for any liability, damages and expenses (collectively "Losses") incurred by Purchaser as a result of any breach of any representation, warranty or covenant contained in the Asset Purchase Agreement or applicable laws (including any Losses arising from the Company's failure to comply with any applicable UCC Bulk Sales Act) by the Company or Carr or as a result of events occurring prior to Closing that relate to or affect the Assets or the conduct of the Company's business.

     The Asset Purchase Agreement may also require the Purchaser to indemnify the Company and Carr with respect to any Losses incurred by them as a result of any breach by Purchaser of any representation, warranty or covenant contained in the Asset Purchase Agreement, or as a result of any events occurring after the Closing that relate to the Assets or the conduct by the Purchaser of that portion of the Company's business being transferred.

     The Asset Purchase Agreement may further provide for a right of offset, as applicable, to any claim under the indemnity provisions.

TERMINATION

     The Letter of Intent may be terminated (i) at any time by mutual consent of the Company and the Purchaser or (ii) by Trader if the Company had failed to disclose matters to Trader that materially and adversely affect the value of the assets and business being transferred. In addition, the Company agreed to pay $35,000 to Trader in the event of a breach of the Letter of Intent by the Company resulting from events beyond the control of the Company's Board of Directors.

TERMINATION FEE

     Other than the $35,000 agreed payment by the Company referenced above, there is no specific termination fee set forth in the Letter of Intent.

                      MARKET PRICE DATA AND RELATED MATTERS
                              REGARDING THE COMPANY

COMMON STOCK INFORMATION

     The Company had approximately 400 recordholders of its Common Stock as of September 30, 1996. On December 2, 1996, the business day first preceding public announcement of the Asset Sale, the high and low bid prices for the Common Stock were $.438 and $.43, respectively. On February 27, 1997, the high and low bid prices for the Common Stock was $.531 and $.50, respectively.

     The Company's Common Stock was quoted on the NASDAQ SmallCap Market System until October 28, 1996, under the symbol "KNET" and since that date on the Electronic Bulletin Board in the over-the-counter market. The range of high and low bid prices for the Common Stock as reported by NASDAQ and the Electronic Bulletin Board for the periods indicated is set forth below.

                                                                    Price
                                                                    -----
By Quarter Ended:                                            High            Low
                                                             ----            ---

Fiscal 1997
         March 31, 1997 (through February 27, 1997)....     $ .906        $ .500

Fiscal 1996
         December 31, 1996.............................    $ .843         $ .625
         September 30, 1996............................    $3.062         $3.062
         June 30, 1996.................................    $6.125         $5.750
         March 31, 1996................................    $5.500         $4.875

Fiscal 1995
         December 31, 1995.............................    $6.437          $6.25

DIVIDENDS

     The Company has not paid dividends to its stockholders since inception.

                             SELECTED FINANCIAL DATA
                                 OF THE COMPANY

     The financial data of the Company set forth below for the period ended December 31, 1995 have been derived from the Company's audited financial statements included herein. The financial data of the Company set forth below for the nine months ended September 30, 1996, have been derived from the Company's unaudited financial statements included herein. The data should be read in conjunction with the financial statements, related notes and other financial information included elsewhere in this Proxy Statement.

                                   For the Period from
                                January 18, 1995 (inception)   Nine Months Ended
                                   to December 31, 1995       September 30, 1996
                                   --------------------       ------------------

Income Statement Data:
Net loss.....................              $(1,734,270)             $(3,658,233)
Average shares outstanding...                5,229,445                5,383,962
Loss per share...............                    $(.33)                   $(.68)

                                     December 31, 1995        September 30, 1996
                                     -----------------        ------------------

Balance Sheet Data
Working capital..............               $3,044,735                $(663,823)
Total assets.................                3,722,544                  828,792
Long-term debt...............                  211,309                  224,853
Stockholders' equity.........                3,031,474                 (224,761)
Book value per share.........             $        .56              $      (.04)
                                          -----------               -----------

     On November 29, 1996, the Company entered into a letter of intent to sell substantially all of its assets.

                               UNAUDITED PRO FORMA
                      FINANCIAL INFORMATION OF THE COMPANY

     The following Pro Forma Consolidated Balance Sheet as of September 30, 1996 has been prepared on the assumption that closing of the proposed sale of assets to Trader Publishing Company occurred on September 30, 1996.

     A pro forma statement of operations has been omitted because the Company is selling substantially all of its operating assets.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma financial information purports neither to represent what the Company's financial position or results of operations would actually have been if the Asset Sale had occurred on September 30, 1996, nor to project the Company's financial position or results of operations for any future date or period.

                               KINETIKS.COM, INC.
                             Pro Forma Balance Sheet
                               September 30, 1996
                                   (Unaudited)

                                                                                                     Pro Forma
                                                                                Pro Forma               After
                                                     September 30, 1995        Adjustment            Adjustment
                                                     ------------------        ----------            ----------
Assets
Current Assets

  Cash and cash equivalents                                 $10,435            $550,000 (1)           $150,435
                                                                               $200,000 (2)
                                                                              ($610,000)(3)
  Accounts receivable                                        63,058                                     63,058
  Notes and advances due from officers and
    employees                                                26,535                                     26,535
  Prepaid expenses and other current assets                  64,849                                     64,849
                                                       -------------                                -----------
Total current assets                                        164,877                                    304,877

Property and equipment, net                                 450,547             (40,000)(1)            410,547
Prepaid stock offering cost                                  25,000                                     25,000
License agreement, net                                      188,368                                    188,368
                                                       -------------                               -----------
Total assets                                                828,792                                    928,792
                                                       =============                               ===========

Liabilities and Stockholders' Equity
Current Liabilities:
  Notes payable                                               3,042                                      3,042
  Note payable to shareholder                                30,000             (30,000)(3)                  0
  Accounts payable                                          532,327            (460,000)(3)             72,327
  Accrued compensation                                       87,917             (40,000)(3)             47,917
  Other accrued expenses                                    169,543             (80,000)(3)             89,543
  Deferred revenue                                            5,871             120,000 (2)            125,871
                                                      --------------                               -----------
Total current liabilities                                   828,700                                    338,700

Note payable to shareholder officer                         224,853                                    224,853
Deferred revenue                                                                 80,000 (2)             80,000

Stockholders' equity(4)
  Preferred stock; $.001 par value;
    500,000 shares authorized; none issued
  Common stock; $.001 par value;
    20,000,000 shares authorized;
    5,387,924 issued and outstanding
    at September 30, 1996                                     5,388                                      5,388
  Additional paid-in capital                              5,162,354                                  5,162,354
  Accumulated deficit                                    (5,392,503)            510,000 (1)         (4,882,503)
                                                        ------------                                -----------
Total stockholders' equity                                 (224,761)                                   285,239
                                                       -------------                                -----------
Total liabilities and stockholders' equity                  828,792                                    928,792
                                                       =============                                ===========

   The accompanying notes are an integral part of these financial statements.

                               KINETIKS.COM, INC.
                      Footnotes to Pro Forma Balance Sheet


1. To record the sale of certain assets of the Company in exchange for $550,000 cash. The assets sold had a net book value of approximately $40,000 resulting in a gain of $510,000. Due to the Company's net operating loss during the current year and net operating loss carryforwards from the previous year, the gain on the sale is not tax effected.

2. In conjunction with the sale of certain assets, the Company entered into a five-year non-competition agreement for $100,000 and a one-year consulting agreement for $100,000. The consideration received by the Company for those agreements will be deferred and recognized as income over the terms of the related agreements.

3. To record the utilization of the proceeds of the transaction to reduce the Company's outstanding obligations. Approximately $140,000 of the proceeds will be retained as working capital.

4. Stockholder's equity does not reflect the effects of the following transactions:

     In  November  1996,  Gregory  Carr,  the  Company's  founder and then Chief
     Executive Officer, retired 400,000 shares of his personal holdings of Company common stock. The Company subsequently sold the 400,000 shares to an individual investor for $100,000. This sale was concluded in order to fund immediate essential expenditure requirements related to operations. In addition, during December 1996, Mr. and Mrs. Carr retired 3,000,000 of their personal shares in an attempt to increase the value of the remaining shares held by stockholders and in hopes of attracting additional investment in the Company. Of those 3,000,000 shares, 1,000,000 of those shares have voting rights which have been assigned to the Board of
     Directors by Proxy and are subject to final retirement in 1997. The remaining 2,000,000 shares have been retired to treasury and are non-voting.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 OF THE COMPANY

Overview

     The Company is engaged in electronic publishing and marketing on the Internet. In general, the Company has provided a free information service concerning subjects of interest to water sports enthusiasts, colorful and highly graphical interactive advertising services for marine related vendors and an interactive catalog of related water sports products.

     Effective October 28, 1996, the Company's Common Stock was removed from trading on the NASDAQ Small Cap Market because as of June 20, 1996, the Company's total assets and stockholders equity fell below the mandatory requirement for continued listing which are $2,000,000 and $1,000,000 respectively. This was the result of the Company's cumulative losses since inception. The Company's stock is now traded on the OTC Bulletin Board. See "Factors Affecting Operating Results" and "Liquidity and Capital Resources."

     As a part of restructuring, the Company has entered into a letter of intent to sell its website, the "Internet Waterway" which is planned to close the first quarter of 1997. When this sale is concluded, the Company plans to use its "Waterway" model to build other affinity websites for other markets.

     From its inception, the Company's operating activities have related primarily to building the trade name for the Internet Waterway, research and development, recruiting personnel, raising capital, contracting advertisers and leasing or purchasing operating assets. The Company recognized its first revenue from advertising contracts when the Internet Waterway was established on the Web in October 1995.

     An evaluation of the Company's business prospects must be considered in view of its performance during 1996 which reflects the difficulties and risks which frequently face early stage development companies. In order for the Company to regain viability in the near term, the Company must develop affinity markets not related to recreational water activities. To achieve this goal, the Company will be required to remain on the leading edge of Internet technology and provide timely and valuable service and information to advertisers, merchants and users.

     Shareholders should carefully consider the information contained in this Proxy before making a decision regarding this Proxy. Information in this Proxy contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should" or "anticipates" or the negative thereof or other variations thereon on comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Results of Operations

Revenues

     The Internet Waterway was placed online as of October 31, 1995. Revenue recognized for the period ended December 31, 1995 was insignificant. For the year to date period ended September 30, 1996, the Company has recognized $1,011,805 in revenue of which $633,781 represented non-cash trade for advertising.

     Substantially all of the Company's revenue in the first year of operation has been derived from sales of commercial website advertisements and creation of commercial website creation and interactive advertising of marine related businesses on the Internet Waterway. Income from advertising contracts is recognized in the period in which the advertisement is displayed on a Web page of the Internet Waterway. Minor amounts of revenue have been derived from merchandise sold through online store sales offerings.

Operating Expenses

     Operating expenses for the nine months ended September 30, 1996 totaled $4,685,100. These expenses include 633,781 related to non-cash exchanges of goods and services between the Company and certain vendors. Operating expenses have been reduced from a monthly total of approximately $450,000 to a current monthly total of approximately $75,000 as the result of reducing the number of employees, freezing software development and reducing office space.

Research and Development

     Research and development expenses for the nine months ended September 30, 1996 totaled $219,952. These costs consisted almost entirely of salaries and consulting fees to support technological development. All research and development costs have been expensed as incurred. The Company has suspended research and development projects until such time as future events indicate a profitable market for potential products.

Sales and Marketing

     Sales and marketing expenses for the nine months ended September 30, 1996, were $2,363,832 and include 633,781 related to non-cash exchanges of goods and services between the Company and certain vendors. These expenses consisted primarily of salaries for sales personnel, commissions, travel expenses, trade show expenses and costs of marketing literature. As of February 28, 1997, the Company has reduced its sales force from ten to four salesmen and placed its remaining outside sales force on a commission basis.

General and Administrative

     General and administrative expenses consisted primarily of fixed overhead expenses, salaries and fees for professional services. For the nine months ended September 30, 1996, these expenses totaled $1,339,358. The Company has, as part of its restructuring effort, implemented personnel reductions and salary reductions for remaining administrative officers and employees. As of February 28, 1997, the general and administrative personnel have been reduced from six to three employees.

Factors Affecting Operating Results

     Prior to 1996, the Company had no financial history on which to base planned operating expenses. Therefore, the Company's projected expense levels were based primarily on its anticipated future revenues. In large part, the projected expense levels were fixed and could not be quickly adjusted. Therefore, shortfall of sales, relative to the Company's expectations, had a significant negative impact on the Company's business and financial condition. To the extent that these expenses did not produce increased revenues, the Company's business, operating results and financial condition were significantly adversely affected.

     The Company has recently revised its budgets in order to attempt to bring its expenses in line with its expected cash flow. The Company has made major adjustments in its expense structure, including staff layoffs, salary deferrals and salary reductions for senior staff members. Such measures have reduced monthly operating expenses to approximately $75,000.

     Liquidity and Capital Resources

     The Company has financed its operations through private and public sales of equity securities and loans advanced by its President and others. Cash provided by operating activities has fallen far short of projections.

     The net proceeds from the Initial Public Offering, together with cash flows generated from operations, have not been sufficient to meet the Company's cash needs for working capital and capital expenditures. The Company has attempted to sell additional equity and to obtain new credit facilities. None of these efforts has yet proven successful.

     In November 1996, Gregory Carr, the Company's founder and then Chief Executive Officer, retired 400,000 shares of his personal holdings of Company common stock. The Company subsequently sold the 400,000 shares to an individual investor for $100,000. This sale was concluded in order to fund immediate essential expenditure requirements related to operations. In addition, during December 1996, Mr. and Mrs. Carr retired 3,000,000 of their personal shares in an attempt to increase the value of the remaining shares held by stockholders and in hopes of attracting additional investment in the Company. Of those 3,000,000 shares, 1,000,000 of those shares have voting rights which have been assigned to the Board of Directors by Proxy and are subject to final retirement in 1997. The remaining 2,000,000 shares have been retired to treasury and are non-voting. At the same time as the 3,000,000 shares were retired, Mr. Carr resigned his position as Chief Executive Officer and requested that the Board of Directors begin an immediate search to find a suitable replacement. Mr. Carr will continue to serve the Company in various areas of business.

     In an attempt to deal with its creditors without seeking protection under the bankruptcy laws beginning in December 1996, the Company offered settlement options to various trade creditors who are owed in excess of $600,000 in the aggregate. These options include a payout schedule of 65% of the balance owed over an 18-month payout period, or 20% of the balance owed within 45 days of the creditors' signed election of that option. As a result, approximately $100,000 of the outstanding obligations have been consequently forgiven as of February 28, 1997, and approximately $100,000 was deferred over the 18-month payment period.

     As a result of significant and continuing negative cash flow, the Company reduced personal costs by layoffs, salary reductions and reduced its overhead by restructuring its office lease. The lack of operating capital and negative cash flows significantly impaired the Company's ability to operate and, in the absence of completing the Asset Sale, the Company will be required to further substantially reduce and even terminate its operations. The Company continues to actively explore various short and long term financing alternatives in order to meet its immediate cash requirements. Such measures may entail a substantial restructuring of the Company's present capital structure, including the substantial dilution of the current stockholders.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

                                    BUSINESS

Introduction

     The Company is a development stage enterprise which commenced operations in January 1995, to develop and market proprietary software programs for use on the World Wide Web (the "Web") of the Internet. The Company's first software program, Internet Waterway(TM) ("Internet Waterway"), which went "on-line" in October 1995, offers products and services and provides free information to boaters, sailors, fishermen and other water sports enthusiasts. Access to the Internet Waterway is available on the Internet or through services such as America On-Line(TM), Prodigy(TM), CompuServe(TM), the Microsoft Network or through the Company's own proprietary software access programs.

     The Company earns revenues through the Internet Waterway in primarily three ways, (i) through the sale of interactive advertising by the Company on a fee basis to manufacturers, retailers and dealers of a wide range of water sports products such as sailboats, powerboats, boating equipment and fishing equipment which it markets under the "Boat Finder," "Marina Finder" and "Dealer Finder" trade names, (ii) through the direct sale by the Company of water sports accessory products such as fishing rods and reels, related sporting goods and attire which it markets under the "Ship Shop" trade name and (iii) through revenues earned from the advertising placement sales of banners that link to web sites from various high user traffic web pages on the Internet Waterway.

     In order to attract Internet users ("Users") to the Internet Waterway, the Company also offers free water sports related information services to Users such as (i) selected comment from popular boating and fishing magazines (offered under the trade name "Internet Waterway Newsstand"), (ii) action photographs of water sports activities (offered under the trade name "On Line Images"), (iii) calendars of major water sports activities (offered under the trade name "Marine Calendar"), (iv) a potpourri of fishing facts, fishing bulletin boards and fishing reports (offered under the trade name "Fish'N Net") and (v) extensive database of marinas, cruise locations, services and a detailed classified listing of boats (offered under the trade name "Marina Finder" and "Boat Finder." See "Business - Products and Services" for a description of each of the trade name categories described above which make up the Company's Internet Waterway.

     The Company's business strategy is (a) to utilize a national marketing campaign for the Internet Waterway in order to attract advertisers and Users which will emphasize the Internet Waterway's (i) in-depth database and high quality, simple to use graphics, (ii) secure credit card environment for on-line product purchases by Users and (iii) capacity to provide interactive advertising, shopping and customer services and (b) to develop on a fee basis commercial proprietary software programs similar to the Internet Waterway which may be used by others to offer products and services on the Web. See "- Strategy."

     The Company is a start-up venture that only recently completed development of the Internet Waterway's products and services and has generated insufficient revenues to fund its operations. The Company's products and services described herein became available on the Web in October 1995. There can be no assurance that the Company will (i) attract Users or advertisers to the Internet Waterway or (ii) generate revenues sufficient to maintain operations or earn a profit. Moreover, the Company has not commenced development of any commercial proprietary software programs for others and does intend to commence such development in the near future.

Overview

The Internet and the World Wide Web

     The Internet is a worldwide network that links thousands of public and private computer networks. The Internet began in 1969 as a project of the Advanced Research Projects Agency ("ARPA") of the U.S. Department of Defense to connect different types of computers across geographically disparate areas. The ARPA network was designed to allow any computer on the network to communicate with any other computer on the network through an open communications protocol known as TCP/IP.

     Until recently, use of the Internet was generally limited to governmental, educational and commercial organizations with a working knowledge of the UNIX operating system and commands, and the primary use made of the Internet was the communication of information via electronic mail. However, there has been a rapid growth in the use and popularity of the Internet in the past several years. According to industry sources, users in more than 130 countries throughout the world are connected to the Internet including 24 million users in North America, 17.6 million of whom use the Web.

     The dramatic growth in the number of Internet Users is attributable to a number of developments and factors. The first was the introduction in 1992 of the World Wide Web ("Web"), a client/server system of hyperlinked multimedia databases which began to unlock the potential of the Internet as a mass medium. The Web, developed by the European Laboratory for Research Physics ("CERN") in Switzerland, advanced the potential of the Internet in several significant ways. First, it enables full multimedia presentation (including text, graphics, video and audio) over the Internet. Second, through the Web's system of standardized information protocols and a communications format called HyperText Transfer Protocol ("HTTP"), Users can gain access to information ("navigate") on the Web without entering complex alphanumeric commands. Third, using HyperText Markup Language ("HTML"), document authors can link text or images in one document to other documents anywhere else on the Web. When the User selects or, if using a mouse, clicks on the hypertext in one document (often displayed on the screen as highlighted words or images), the linked document is automatically accessed and displayed.

     The Web is based on a client/server system in which certain computers ("servers"), such as the Company's computers, store information in files and respond to requests issued by remote User computers to view or download files, thus allowing multiple, geographically dispersed Users to view and use the information stored on a single server. The User must use software, known as a browser, that can read HTML documents and follow their hypertext links to retrieve and display linked documents from servers such as the Company.

     An early limitation to growth of the Web was that the browser software initially provided by CERN was text-based and contained limited retrieval and display capabilities. In January 1993, the National Center for Supercomputing Applications ("NCSA") at the University of Illinois at Urbana-Champaign
significantly advanced the use of Web technology with the introduction of NCSA Mosaic for X Window on the UNIX platform, the first graphical user interface browser for the Web. The NCSA Mosaic graphical user interface allows Users to access the diverse information archives, data protocols and data formats of the Internet using point-and-click, mouse-driven commands. NCSA Mosaic, which is offered to users on a freewith-copyright basis (making it available for use without charge and without the right to distribute), served as a catalyst for increased use of the Web. When NCSA released a version of NCSA Mosaic for Windows in September 1993, the Web became accessible to personal computer users for the first time.

     The increased popularity of the Internet is also attributable to the proliferation of information and services available on the Internet, as well as the expanded use of home personal computers, which increasingly contain modems as a standard feature. Among the types of publications and information available to Internet Users are newspapers, magazines, weather updates, government documents and industry newsletters, as well as a variety of commercial products and services such as the Internet Waterway.

     In order to support the continued growth and popularity of the Internet, certain infrastructure elements must expand to handle the resulting increases in Internet demand and traffic. These elements include widespread, inexpensive Internet access, either through Internet access providers or on-line services, and widely available high-speed communications channels to accommodate the increasing number and size of files available for downloading.

Commercial Use of the Internet

     As business organizations have begun to realize the potential of the Internet as an inexpensive and effective means of offering products and services directly to customers and potential customers, businesses are increasingly advertising and selling such products and services on the Web. For example, business organizations are now using the Web to provide product information and support to existing customers, to advertise products and services and to offer products and services for sale by means of on-line catalogs. It is this market, that is the advertising and sale of products and services on the Web, that the Company seeks to address through the Internet Waterway. Commercial organizations that offer water sports related products and services represent potential advertising customers for the Internet Waterway.

     Computer users wishing to access the vast array of information and services, such as the Internet Waterway, available on the Web use a browser that can read HTML documents, follow hypertext links and interface with the diverse information archives and data formats of the Web. The basic needs of most individual computer users casually browsing the Web can be fulfilled by a number of different browsers available today, including certain browsers (such as NCSA Mosaic) that are available for no charge.

Strategy

     The Company's business strategy is to (i) develop a national and international User base for Internet Waterway which will, in turn, allow the Company to generate fee-based, direct product sale and commission-based revenues from advertisers and Users and (ii) develop on a fee basis commercial proprietary software programs similar to the Internet Waterway which may be used by others to offer products and services on the Web.

     Development of User Base.

     Development of the Company's Internet Waterway User base emphasizes the following features of the Internet Waterway:

     (i) The in-depth and frequently updated information provided by the Internet Waterway to Users which includes sophisticated graphics and multimedia characteristics such as motion pictures and sound. The Company's fee-based and commissioned-based advertising has been designed for use in these high traffic information areas.

     (ii) The ability of Users to purchase goods and services on the Internet Waterway by credit card. The Internet Waterway's E-mail will also allow advertisers to provide customer service and obtain sales feedback in order to establish a long-term relationship with the User.

     (iii) Interactivity features offered on the Internet Waterway which combine multimedia, search capabilities and E-mail, will provide Users with information and a sense of participation while giving advertisers insights into User interest in their products and services. Interactivity also promotes lengthier User exposure, focus, and attention to sales materials than offered by print or broadcast media.

     The Company will continue to develop its User base through a national marketing campaign and through the use of direct mail materials, advertising in industry magazines, newspapers and periodicals, electronic media distribution and ongoing promotions on the Internet and Web. See "- Marketing."

     Development of Proprietary Programs.

     The Company currently uses its computer programmers, graphic designers and other personnel that were involved in creation of the Internet Waterway to develop similar commercial proprietary programs for others interested in offering products and services on the Web. The Company charges fees and/or commissions for developing such programs. To date, the Company has not commenced development of any such programs and is in the process of completing a business plan outlining its approach to this business. The Company's business plan will be determined in part by its future experiences in developing and marketing the Internet Waterway.

Products and Services

     The Company operates an Internet Web site which is comprised of nine "sub-sites," each offering different categories of products and services. Each sub-site shares certain common characteristics, including point-and-click technology, high quality graphics, multimedia entertainment and product descriptions, interactivity (including secure credit card purchase capability), advertising platforms and free water sports information.

     The Company's nine product and service categories offered on the Web are as follows:

     1. Boat Finder. Users are offered thousands of new and used boats listed for sale by brand, size, price, style and location. Advertisers include yacht, sailboat and powerboat dealers, jet ski and wave rider retailers, private watercraft owners and firms which finance, insure, transport, register, document, survey or service watercraft.

     2. Marina Finder. Advertisers include marinas and other facilities which offer long-term accommodations for watercraft or temporary docks and slips while traveling. Users may access information about these facilities by location or alphabetically. Advertisers are able to respond to customer questions, take reservations and make arrangements to meet service needs by E-mail.

     3. Dealer Finder. Advertisers include those who buy and sell watercraft or related products and services. Information is provided by location or alphabetically, and includes displays of product lines and services through interactive advertisements featuring photographs and watercraft specifications. Users may arrange for additional information by E-mail, schedule a service appointment or purchase a boat on-line.

     4. Ship Shop. An on-line water sports store operated by the Company through its five-year agreement with West Marine which is expected to offer up to 32,000 water sports related products. Users are also provided frequently asked questions and answers concerning major products ("West Advisor") and have the opportunity to communicate with suppliers by E-mail. Advertisements are continually updated in real-time and are offered on an interactive basis. Customers may purchase from the West Marine Online Store by clicking on the item desired and providing a credit card number at checkout. All transactions are protected by a secured commerce server. Products may be accessed by category and information is provided with respect to shipping, handling and return policies.

     5. Travel and Resort. Users are offered the opportunity to charter a boat, book a cruise, make airline reservations or confirm resort reservations. Advertisers, which include travel agents, charter boat operators, cruise lines and resorts, pay the Company either a commission for the sale of their services or a fixed advertising fee. Travel agents have the ability to display pictures of vacation destinations, charter boat operators are able to display pictures of boats and boat accommodations and cruise lines and resorts are able to display pictures of accommodations, travel routes, location of facilities and destination information. Users can book reservations electronically.

     6. Regions. Allows Users to use point-and-click technology to browse through fourteen Regional subsites dedicated to providing detailed nautical information, news, weather, and regional business web site advertising banner links. Icons for advertisers, which include marinas, boat dealers and travel and resort operators, guide Users to advertisements in related categories. The Company's editorial staff update the Regional sites, including content links to related web sites of User interest.

     7. Marine Calendar. A comprehensive and interactive calendar with thousands of boating, fishing and sailing events listed. The calendar is searchable by day or subject area. Users can also submit events for placement in the calendar.

     8. Internet Waterway Newsstand. Provides water sports monthly magazines web sites and their feature articles. Offers Users the opportunity to sample the monthly magazines and purchase a subscription online. Magazines often provide value added content with longer shelf life for Users such as buyers guides and fishing techniques. Selected magazines have the opportunity to generate revenue through banner placement advertising sales within the online edition.

     9. Fish'N Net. Offers fishermen a variety of free information relating to fishing boats, fishing equipment, lures, weather information, popular locations to fish and tips on fishing technique. Advertisers include fishing guides, fishing charter operators, fishing resorts and fishing boat dealers.

Marketing

     The Internet Waterway target market is the water sports industry, which the Company estimates is composed of over 75 million individuals in the United States including more than six million water sports enthusiasts currently on-line to the Internet. Additionally, over 24 million people in North America are currently on-line and may be secondarily targeted for the Company's products.

     The Company segments the market where possible and concentrates advertising efforts directly in each area. The Company's sales and marketing group seek to develop long-term relationships with vendors, manufacturers, resorts, marinas and dealerships emphasizing service and the "high tech" positioning of its proprietary Web software capabilities. The Company uses direct mail, telemarketing, targeted sales activity, brochures and software deliverables to promote the Internet Waterway. The Company's sales and marketing organization consists of a direct sales group, a marketing manager, a telemarketing manager, an internal customer service manager and its executive officers. A Director of Marketing oversees all advertising, public relations and promotions. Further, the Company leverages commissions from sales made by magazine sales forces.

     The Company has joined several trade organizations and will actively participate in events involving the industry. Moreover, the Company has agreements with the National Marine Manufacturers Association (NMMA) and the Marine Industries Association of Florida (MIAF) to produce and maintain substantial web sites for those organizations. In return, the Internet Waterway is being endorsed to the 1,500 NMMA members and the 1,400 MIAF members as the official association supersite for membership to join. The trade for service relationships with NMMA and MIAF also provide for boat show booth spaces and advertising and Internet Waterway promotion by the associations.

Competition

     The market for Internet-based content publication, software and services is new, intensely competitive, quickly evolving and subject to rapid technological change. The Company expects competition to persist and increase in the future. The Company is in the development stage and therefore all of its current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. This intense level of competition could materially adversely affect the Company's future business, operating results and financial condition. The Company's current competitors include a small number of firms which offer Internet sites for advertisers wishing to reach water sports enthusiasts and hobbyists as well as individual dealers, retailers, resort operators, cruise lines and others who market water sports related products on the Internet.

     Potential competitors include browse and software vendors and servers, PC and UNIX software vendors and on-line service providers. Additional competition could come from client/server applications, other database companies, multimedia companies, document management companies, networking software companies, network management companies and educational software companies. In a broader sense, the Company may compete with the more traditional print advertising mediums, such as newspapers and magazines.

     There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business operating results and financial condition. Many of the Company's competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which are expected to increase, and to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors to enter into new markets or introduce new products. The Internet products and services industry is characterized by low financial barriers to entry and frequent introductions of new products. The Company's ability to compete successfully is largely dependent on its ability to anticipate and respond to various competitive factors affecting the industry, including new products which may be introduced, changes in consumer preferences, demographic trends and pricing strategies by competitors, which could adversely affect the Company's operating margins.

     The Company believes that competition factors for attracting advertisers on the Internet include the price of advertisements on the Web, the number of Users which browse the Web site, the quality of graphics included in the advertisements, the amount and depth of information provided to Users and the level of interactivity available to Users and advertisers. The Company believes that the Internet Waterway provides high quality graphics and in-depth databases of information together with interactivity functions superior to that of its current competitors. However, the Company only recently completed development of the Internet Waterway, has limited Users and can give no assurance it will attract a significant number of Users in the future.

Employees

     As of December 15, 1996, the Company employs 20 employees (including its executive officers), comprised of 9 research and development personnel, 6 sales personnel and 5 administrative personnel. The Company also employs 3 part-time employees.

Proprietary Rights

     The Company's success and ability to compete is dependent in part upon its technology, although the Company believes that its success is more dependent upon its technical expertise than its proprietary rights. The Company relies on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect its technology. It is the Company's policy to require employees and consultants to execute confidentiality agreements upon the commencement of their relationships with the Company. These agreements provide that confidential information developed or made known during the course of a relationship with the Company is to be kept confidential and not disclosed to third parties except in specific circumstances. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. The Company has no patents or patent applications.

     The Company has registered the trademark Internet Waterway in the United States Patent Office.

Properties

     The Company leases approximately 4,598 square feet for its executive office and operating facilities at 700 Rockmead Drive, Kingwood, Texas 77339. The Company's lease will expire on November 30, 1999 and provides for an annual rent of $55,200.

                            MANAGEMENT OF THE COMPANY

Directors and Executive Officers

     The executive officers and directors of the Company are as follows:

       Name                 Age              Position
       ----                 ---              --------

Charles M. Powell           45               President, Chief Executive Officer,
                                             Chief Financial Officer, Chairman
                                             of the Board of Directors

Gregory S. Carr             39               Secretary and Director

Peter H. Salus              58               Director

Robert C. Newman            53               Director

Dyann L. Carr               36               Director

     Each director is elected for a period of one year and serves until his or her successor is duly elected by the stockholders. The Board of Directors has no committees except a Compensation Committee comprised of Dr. Salus. Gregory S. Carr and Dyann L. Carr are married.

     The principal occupations of each director and executive officer of the Company, for at least the past five years, are as follows:

     Charles M. Powell, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director. Mr. Powell co-founded and has been Vice President of International Operations and Chief Financial Officer of KaPre Software, Inc., a Boulder, Colorado based privately held developer of commercial business software, since its inception in 1992. From January 1989 to March 1992, Mr. Powell served as Vice President of International Operations for J.D. Edwards & Company, a Denver, Colorado based software production company and previously held positions with Price Waterhouse, Storagetek, Inc. and Columbine Systems, Inc. Mr. Powell serves as a Director of the following publicly-held firms: The Rockies Fund, a business development company; Milestone Capital Corporation, a business development company; Siscom, Inc., a software development company; International Nursing, Inc., a home health care service provider; and Premier Concepts, Inc., a retail jewelry distribution.

     Gregory S. Carr, Secretary and Director. Mr. Carr co-founded the Company in April 1995. From September 1991 until April 1995, he was a regional manager for Molten Metal Technology, Inc. responsible for sales and management of certain projects. From June 1983 to September 1991, he held a similar position with Liquid Air Corp. in sales, project management and corporate re-engineering. Mr. Carr graduated from Southern Illinois University in 1980 with a Bachelor's degree in Chemistry and earned a Masters degree in Thermal and Environmental Engineering from the same university in 1983. In 1989, Mr. Carr completed advanced business studies in the corporate program at INSEAD, the European Institute for Business Administration in Fountainbleau, France.

     Peter H. Salus, Ph.D., Director. Dr. Salus was the Executive Director of Sun User Group, a privately-held independent users association based in San Jose, California. He is a past Executive Director of USENIX, the UNIX user group association. Since January 1993, he has been a free-lance author and consultant in the areas of UNIX and the Internet. Dr. Salus is the Managing Editor of the MIT Press publication "Computing Systems," editor of I-Way magazine and regular columnist in "Sun Expert." Mr. Salus earned a Bachelor of Science degree (Chemistry) in 1960, a Masters degree (German Language) in 1961 and a Ph.D. degree (Linguistics) in 1963, all from New York University.

     Robert C. Newman, Director. Mr. Newman co-founded J.D. Edwards & Company ("Edwards") in 1978 and has been a Director and Vice President of Edwards since that date. Edwards is a Denver, Colorado based firm engaged in software development. Mr. Newman graduated from the University of California, Berkeley in 1965 with a Bachelor of Science degree and earned an M.B.A. from UCLA in 1968.

     Dyann L. Carr, Director. From 1988 until she co-founded the Company in April 1995, Ms. Carr owned and operated Dynamic Concepts, a graphic design studio that licensed her designs to firms for various consumer applications.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the date hereof, by (i) each person who is known by the Company to own of record or beneficially more than 5 % of the Company's Common Stock, (ii) each of the Company's directors and
(iii) all directors and officers of the Company as a group. The stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. The address of all such stockholders are in care of the Company at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339, except Mr. Walker whose address is 720 Olive Way, Suite 920, Seattle, Washington 98101.

        Name and Address of     Number of       Percentage
        Beneficial Owner        Shares Owned    of Class

Gregory S. Carr(l)              275,416           8.13%
Dyann L. Carr(l)                250,000           7.38%
Dwayne Walker                   400,000          11.81%
Charles M. Powell                10,000           0.30%
Robert C. Newman                 25,000           0.74%
Peter H. Salus                        0           0%
All officers and directors                       16.54%
        as a group (5 persons)  560,466

(1) Gregory S. Carr and Dyann L. Carr are husband and wife, own 275,416 and 250,000 shares, respectively, of the Company's Common Stock and disclaim any beneficial interest in the Common Stock owned by the other.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company's Board of Directors is not informed of any matters, other than those stated in this Proxy Statement, that may be brought before the meeting.

                                   By Order of the Board of Directors



                                   Gregory S. Carr
                                   Secretary

Dated March __, 1997

                                 EXHIBIT INDEX


      Exhibit                                                        Title

         A                                                    Letter of Intent

                                1997 PROXY CARD

                               KINETIKS.COM, INC.

                        SPECIAL MEETING -- APRIL _, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned does hereby constitute and appoint Gregory S. Carr and Charles M. Powell, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with alt the powers which the undersigned would possess if personally present, to vote all stock of Kinetiks.com, Inc. which the undersigned is entitled to vote at the special meeting of stockholders of Kinetiks.com, Inc. to be held at the executive offices of Kinetiks.com, Inc. located at 700 Rockmead Drive, Suite 240, Kingwood, Texas 77339, on April _, 1997 at 10:00 o'clock a.m., local time, and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

     This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the Asset Sale pursuant to a Letter of Intent dated November 27, 1996 and an Asset Purchase Agreement (as further described in the Proxy Statement) and, in the case of any other matters that legally come before the meeting, as said attorney(s) may deem advisable.



            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

(CONTINUED FROM THE OTHER SIDE)

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

[ ]FOR the Asset Sale                           [ ] AGAINST the Asset Sale
                                                [ ] ABSTAIN the Asset Sale

CHECK HERE FOR ADDRESS CHANGE [ ]
Please provide new address, if applicable:



CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]
Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.


Date:_______________________________         __________________________________
                                             Signature



                                             __________________________________
                                             Signature, if held jointly

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)


                          Index to Financial Statements


      For the Period from January 18, 1995 (inception) to December 31, 1995



Report of Independent Auditors...............................................F-2
Balance Sheet................................................................F-3
Statement of Operations......................................................F-4
Statement of Stockholders' Equity............................................F-5
Statement of Cash Flows......................................................F-6
Notes to Financial Statements................................................F-7

                         Report of Independent Auditors

Board of Directors and Stockholders
KiNetiks.Com, Inc.

We have audited the accompanying balance sheet of KiNetiks.Com, Inc. (a development stage company), as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the period from January 18, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KiNetiks.Com, Inc., at December 31, 1995, and the results of its operations and its cash flows for the period from January 18, 1995 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has not achieved significant operations, and has incurred losses since inception. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. In order for the Company to emerge out of the development stage and continue as a going concern, the Company must achieve a level of operations sufficient to meet cash flow requirements and to recover the development costs incurred. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.


                                             Ernst & Young LLP
Houston, Texas
March 15, 1996

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)


                                  Balance Sheet


                                December 31, 1995


Assets
Current assets:
   Cash                                                          $    1,896,964
   Short-term investments                                             1,500,843
   Accounts receivable                                                   58,275
   Notes and advances due from officers and employees                    40,365
   Prepaid expenses and other current assets                             28,049
                                                                 ---------------
Total current assets                                                  3,524,496

Property and equipment, net                                             198,048
                                                                 ---------------
Total assets                                                     $    3,722,544
                                                                 ===============

Liabilities and stockholders' equity Current liabilities:
   Note payable to shareholder                                   $      100,000
   Accounts payable                                                     175,667
   Accrued compensation                                                  41,848
   Other accrued expenses                                                98,763
   Deferred revenue                                                      63,483
                                                                 ---------------
Total current liabilities                                               479,761

Note payable to shareholder officer                                     211,309

Stockholders' equity:
   Preferred  stock,  $.001 par value,                                     --
   500,000 shares  authorized;  none issued
   Common stock,  $.001 par value;  authorized
   shares -  20,000,000;  5,380,000 issued and
   outstanding at December 31, 1995                                      5,380
   Additional paid-in capital                                        4,760,364
   Deficit accumulated during the development stage                 (1,734,270)
                                                                 ---------------
Total stockholders' equity                                            3,031,474
                                                                 ---------------
Total liabilities and stockholders' equity                       $    3,722,544
                                                                 ===============

See accompanying notes.
                                      F-3

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)



                             Statement of Operations


      For the Period from January 18, 1995 (inception) to December 31, 1995



Revenue                                                       $          16,367
Operating expenses:
    Cost of revenue                                                      51,002
    Research and development                                            426,216
    Sales and marketing                                                 576,937
    General and administrative                                          592,947
                                                             -------------------
                                                                      1,647,102
                                                             -------------------
Operating loss                                                       (1,630,735)

Other income (expense):
    Early extinguishment of debt                                        (87,500)
    Interest expense                                                    (21,334)
    Interest income                                                       5,299
                                                             -------------------
Net loss                                                     $       (1,734,270)
                                                             ===================

Net loss per common and common equivalent share              $            (0.33)
                                                             ===================
Shares used in computing net loss per common and common
 equivalent share                                                     5,229,445
                                                             ===================

See accompanying notes.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                        Statement of Stockholders' Equity

      For the Period from January 18, 1995 (inception) to December 31, 1995

                                                                                Deficit
                                Recreational                                  Accumulated
                                     Data                      Additional     During the      Total
                                   Services,      Common         Paid-in      Development  Stockholders'
                                     L.L.C.        Stock         Capital         Stage        Equity
                                  -----------    -----------   -----------    -----------  -------------
Initial contribution in
   Recreational Data
   Services, L.L.C. (April
   1995).......................   $     4,000    $      --     $      --      $      --      $     4,000
Issuance  of 4,000,000
   shares  of  common  stock
   in  exchange  for all of the
   ownership interest in
   Recreational Data
   Services, L.L.C., on
   August 14, 1995 ............        (4,000)         4,000          --             --             --
Issuance of 500,000 shares of
   common stock at $1 per
   share, net of issuance
   costs of $42,186 (August
   1995).......................          --              500       457,314           --          457,814
Issuance of 17,500 shares of
   common stock at $3 per
   share in connection with
   the bridge loan agreements
   (October 1995)..............          --               18        52,482           --           52,500
Initial public offering of
   862,500 shares of common
   stock at $6 per share, net
   of issuance costs of
   $923,670 (December 1995) ...          --              862     4,250,568           --        4,251,430
Net loss for the period ended
   December 31, 1995...........          --             --            --       (1,734,270)    (1,734,270)
                                  -----------    -----------   -----------    -----------  -------------
Balance at December 31, 1995 ..   $      --      $     5,380   $ 4,760,364    $(1,734,270) $   3,031,474
                                  ===========    ===========   ===========    ===========  =============

See accompanying notes.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows


      For the Period from January 18, 1995 (inception) to December 31, 1995


Operating activities
Net loss                                                      $      (1,734,270)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                       21,904
     Early extinguishment of debt                                        87,500
     Changes in operating assets and liabilities:
         Interest accrued on note payable to shareholder officer         13,441
         Accounts receivable                                            (58,275)
         Prepaid expenses and other current assets                      (28,049)
         Accounts payable, accrued compensation and other accrued
         expenses                                                       316,278
         Deferred revenue                                                63,483
                                                              ------------------
 Net cash used in operating activities                               (1,317,988)

Investing activities
 Purchase of property and equipment                                    (149,205)
 Purchase of short-term investments                                  (1,498,168)
 Advances on notes due from officers and employees                      (40,365)
                                                              ------------------
Net cash used in investing activities                                (1,687,738)

Financing activities
Proceeds from notes payable to shareholders                             224,446
Proceeds from bridge loans, net of $35,000 in acquisition cost          262,500
Proceeds from issuance of common stock, net of issuance costs         4,765,744
Repayment of bridge loans                                              (350,000)
                                                              ------------------
Net cash provided by financing activities                             4,902,690
                                                              ------------------
Net increase in cash                                                  1,896,964
Cash at beginning of period                                                -
                                                              ------------------
Cash at end of period                                         $       1,896,964
                                                              ==================

Supplemental disclosure of cash flow information
Cash paid during the period for interest                      $           7,893
                                                              ==================
Supplemental disclosure of noncash investing and financing
 transactions
Propertyand equipment acquired from a shareholder in
 exchange for a note payable                                  $          73,422
                                                              ==================

See accompanying notes.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 1995



1. Background of the Company

KiNetiks.Com, Inc. (the "Company"), is a development stage enterprise. The Company develops and markets proprietary software programs for use on the World Wide Web (the "Web") of the Internet. The Company's first software production, designated Internet Waterway, offers products and services, and provides free information to boaters, sailors, fishermen, and other water sport enthusiasts. Access to the Internet Waterway is available on the Internet through such services as America On-line(TM), Prodigy(TM), CompuServe(TM), or the Microsoft Network. The Company plans to earn revenues through the Internet Waterway Online primarily in two ways: electronic publishing and advertising, and on-line transaction fee based services. The Company's development effort has been devoted to developing the Internet Waterway, through which the Company began electronic publishing and advertising in November 1995. On-line transaction fee based services were not significant in 1995. The Company's future development plans are to (i) expand the Internet Waterway user base to allow the Company to generate fee-based, direct product sale and commission-based revenue from advertisers and users, and (ii) develop on a fee basis commercial proprietary software programs similar to the Internet Waterway which may be used by others (or the Company) to offer products and services in other industries on the Web.

The founding shareholders began operating on January 18, 1995 as a sole proprietorship doing business as Recreational Data Services ("RDS"). On April 3, 1995, Recreational Data Services, L.L.C. ("RDS, L.L.C."), a Texas Limited
Liability Company, was formed. On August 9, 1995, the shareholders of RDS, L.L.C., formed KiNetiks.Com, Inc., a Delaware corporation. Effective August 14, 1995, KiNetiks.Com, Inc., and RDS, L.L.C., were merged, with KiNetiks.Com, Inc., being the surviving entity. All of the outstanding ownership interests in RDS, L.L.C., were exchanged for 4,000,000 shares of common stock of the Company. Prior to the merger on August 14, 1995, KiNetiks.Com, Inc., had no operations. The statement of operations of the Company includes the results of RDS and RDS, L.L.C.

The Company is still in the development stage and has not yet achieved significant operations. This raises substantial doubt as to the Company's ability to continue as a going concern. In order for the Company to emerge out of the development stage and to continue as a going concern, the Company must achieve a level of operations sufficient to meet cash flow requirements and to recover the development costs incurred. The Company raised equity funding through an initial public offering ("IPO") of shares of its common stock to the public, which was completed on December 12, 1995 (see Note 5). In addition, the Company completed an operational version of the Internet Waterway

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


1. Background of the Company (continued)

which became available on the Internet on November 1, 1995. Management believes that the net proceeds from the IPO, together with cash flows expected to be generated from operations, may not be sufficient to meet the anticipated cash needs for working capital expenditures for at least the next 12 months. If such cash flows are not sufficient to satisfy the Company's needs, the Company may seek to sell additional equity or debt securities or obtain new credit facilities.

2. Summary of Significant Accounting Policies

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 1995, cash and cash equivalents include Treasury Bills which have original maturities of three months or less and are carried at maturity value net of unamortized discount, which approximates fair value.

Short-term investments include Treasury Bills which have original maturities ranging from four to six months and are carried at maturity value net of unamortized discount, which approximates fair value. (See Note 7).

Revenue and Cost of Revenue

Service revenues from the sale of advertising space is recognized ratably over the period in which the advertisements are displayed on the Internet. Payments received in advance of providing advertising services and contract amounts that have been billed but have not been earned are recorded as deferred revenue. All costs related to revenue producing activities are expensed as incurred.

Management believes that the majority of costs associated with an advertisement are incurred in the set-up period and intends to develop statistical information regarding the advertisement cost cycle based upon experience. Once reliable historical experience is obtained, the revenue recognition and the cost of revenue policies will be enhanced to ensure that either advertisement revenue is recognized proportionately in the period in which costs are incurred; or that costs in excess of earned revenue are deferred, if such results significantly differ from the current method of recognizing revenue ratably over the advertisement period and expensing costs as incurred.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property  and  equipment  are  recorded  at  cost.  The  Company   provides  for
depreciation using the straight-line method over the estimated useful life of the assets as follows:

Automobile                                                 5 years
Boat                                                      10 years
Computer and office equipment                              3 years
Furniture and fixtures                                     7 years


Research and Development Costs

Research and development expenditures are charged to expense as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. All research and development costs have been expensed.

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

For the period from inception through August 14, 1995, RDS and RDS, L.L.C. were organized as a sole proprietorship and a Texas Limited Liability Company, respectively. As a result, the income tax benefits from operations during this period passed directly to the sole proprietor and shareholders, respectively. The expenditures incurred prior to the merger were primarily start-up expenditures, which were capitalized by the owners for

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

income tax purposes, creating a deferred tax asset of approximately $136,000. This tax asset was contributed to the Company in connection with the merger. Losses from operations from August 14, 1995 through December 31, 1995 have created additional deferred tax assets of approximately $468,000, resulting in a total deferred tax asset of $604,000. A valuation allowance was established for the full amount of these deferred tax assets because the future realization of the cumulative tax benefit is not assured.

Stock Options

The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its employee stock options and intends to continue to do so.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Per Share Amounts

Net loss per common and common equivalent share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83, common stock and options to purchase common stock issued by the Company within 12 months of the initial public offering date have been included in the calculation of the weighted average number of common and common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for the entire period.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



3. Property and Equipment

Property and equipment consist of the following at December 31, 1995:

Automobile and boat                                              $       60,700
Computer and office equipment                                           150,310
Furniture and fixtures                                                   11,617
                                                                 ---------------
                                                                        222,627
Less accumulated depreciation and amortization                          (24,579)
                                                                 ===============
Net property and equipment                                       $      198,048
                                                                 ===============

4. Commitments

Leases

The Company leases its office space and certain office equipment under noncancelable operating lease agreements expiring through the year 2000. Future minimum payments for each year succeeding December 31, 1995, with terms of one year or more, are as follows:

                                                 Operating Leases
                                                 ------------------
1996                                               $    178,354
1997                                                    133,739
1998                                                     58,441
1999                                                      4,528
2000                                                      2,752
                                                 ------------------
Total minimum lease payments                       $    377,814
                                                 ==================

Rent expense for the period from January 18, 1995 (inception) to December 31, 1995 was $35,413.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


4. Commitments (continued)

Employment Agreements

As of December 31, 1995, the Company has employment agreements with all officers and key employees of the Company. These agreements call for the payment of bonuses based upon the Company's cumulative sales revenue. The aggregate amounts of all such bonuses would be $565,000 upon the Company reaching cumulative sales of $20 million. Additionally, under the terms of these agreements, certain employees' annual base compensation will increase as milestones of revenue collected are met. As the Company's sales revenues are not significant through December 31, 1995, no amount has been accrued for bonuses relating to these employment agreements.

5. Capital Structure

Private Offering

Pursuant to a July 17, 1995 Confidential Private Placement Memorandum, the Company sold 500,000 shares of its common stock at $1 per share in August and September 1995.

Stock Option Plan

On August 10, 1995, the Company's Board of Directors approved a stock option plan under which up to 1,100,000 shares of the Company's common stock may be issued. In February 1996, the Board of Directors approved an amendment to the Plan increasing the Company's total common shares available under the Plan to 1,600,000, which is subject to shareholder approval. Under the plan, incentive and nonqualified stock options may be granted to employees, directors, and consultants of the Company. Incentive stock options are granted at an exercise price of not less than 100% (110% for individuals owning 10% or more of the Company's common stock at the time of the grant) of the stock's fair market value at the time of grant. Nonqualified stock options may be granted at an exercise price determined by the Company's Compensation Committee.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



5. Capital Structure (continued)

The stock option activity under this plan is set forth below for the period from January 18, 1995 (inception) to December 31, 1995:

                                          Shares Under     Option Price Per
                                             Option              Share
                                          ----------------------------------
Granted                                     1,254,000        $1.00 to $6.25
Forfeited                                     (37,500)       $1.00 to $6.00
                                          ----------------------------------
Outstanding at December 31, 1995            1,216,500        $1.00 to $6.25
                                          ==================================

At December 31, 1995, no options were exerciseable. Subsequent to December 31, 1995, additional options for 55,000 shares were granted which have exercise prices ranging from $5.00 to $6.73, and 65,000 shares were forfeited which have exercise prices ranging from $1.00 to $6.73 (See note 7). As of March 15, 1996, 1,206,500 shares covered by options are outstanding and 393,500 are available for future grants. The options are generally exercisable for up to ten years following the date of grant (five years for 10% owners).

Bridge Loans

As of October 3, 1995, the Company had entered into subscription agreements for the private placement of $350,000 in bridge loans. In connection with the agreements, the Company issued 17,500 shares of its common stock to the holder of the notes. The notes accrued interest at prime plus 2% per annum and were payable at the earlier of September 30, 1996 or ten days after completion of the Company's initial public offering of its common stock. The bridge loans were repaid in December 1995 following the initial public offering. The early repayment of this debt resulted in $87,500 in debt extinguishment costs, which are included in the statement of operations. These costs include the write-off of $35,000 in loan acquisition costs and $52,500 of unamortized loan discounts.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)

5. Capital Structure (continued)

Initial Public Offering

In December 1995, the Company sold 862,500 shares of its common shares of stock to the public, resulting in net proceeds to the Company of approximately $4,251,000. In connection with the initial public offering, the underwriter also purchased warrants for 75,000 shares of the Company's common stock for $100. The warrants are exercisable at any time in the four year period ending December 5, 1999 at an exercise price of $7.20 per share.

6. Notes Payable to Shareholders

The note payable to shareholder results from amounts advanced by a shareholder to fund the operating expenses of the Company and bears interest at 10.91%. The note is payable in eleven monthly installments of $10,000 and matures on November 15, 1996.

The note payable to shareholder officer consists of amounts advanced by a shareholder officer to fund the operating and start-up expenses of the Company and the contribution of certain operating assets. The note bears interest at 9% per annum and matures on January 2, 1997. The automobile and boat are pledged as collateral on the note.

7. Subsequent Events

License Agreement

On February 10, 1996, the Registrant entered into an exclusive license agreement (the "License Agreement") pursuant to which it acquired in perpetuity the exclusive worldwide rights to the use of the tradename "MarineNet" and a five year non-compete agreement from William Chen ("Chen"), a nonaffiliate. In lieu of a royalty payment, the Company paid to Chen, as full and complete consideration for acquisition of the MarineNet tradename, stock options to purchase up to 70,000 shares of the Registrant's common stock exercisable in whole or in part at $6.00 per share at any time between December 12, 1997 and February 10, 2006. Simultaneous with the execution of the License Agreement, the Company entered into a consulting agreement with Chen pursuant to which the Company retained Chen as a consultant to the Company from February 10, 1996 to July 11, 1997. In connection therewith, the Company agreed to pay Chen aggregate consulting fees of $200,000 payable over the term of the consulting agreement.

                               KiNetiks.Com, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)

7. Subsequent Events (continued)

Debt Agreements

In January 1996, the Company borrowed $270,000 from a commercial bank to purchase property and equipment. The notes bear interest at an annual rate of prime plus .5% and are due in 1996. The notes are secured by approximately $500,000 in short-term investments.

Staff Reduction

In February of 1996, the Company reduced its content production staff by 20 full and part time employees. The reduction was the result of reorganizing the production process to utilize smaller, more efficient production teams. Severance commitments and termination payments were not significant.

                               Kinetiks.com, Inc.

                                  Balance Sheet
                                   (Unaudited)

                                                               September 30,1996
                                                               -----------------
Assets
Current assets:
        Cash and cash equivalents ..............................    $    10,435
        Accounts receivable ....................................         63,058
        Notes and advances due from officers and employees .....         26,535
        Prepaid expenses and other current assets ..............         64,849
                                                                    -----------
Total current assets ...........................................        164,877

Property and equipment, net ....................................        450,547
Prepaid stock offering cost ....................................         25,000
License agreement, net .........................................        188,368
                                                                    -----------
Total assets ...................................................    $   828,792
                                                                    ===========

Liabilities and stockholders' equity Current liabilities:
        Notes payable ..........................................    $     3,042
        Note payable to shareholder ............................         30,000
        Accounts payable .......................................        532,327
        Accrued compensation ...................................         87,917
        Other accrued expenses .................................        169,543
        Deferred revenue .......................................          5,871
                                                                    -----------
Total current liabilities ......................................        828,700

Note payable to shareholder officer ............................        224,853

Stockholders' equity:
        Preferred stock, $.001 par value, 500,000 shares .......           --
        authorized; none issued
        Common stock, $.001 par value, 20,000,000 shares .......          5,388
        authorized; 5,387,924 issued and outstanding at
        September 30, 1996
        Additional paid-in capital .............................      5,162,354
        Accumulated deficit ....................................     (5,392,503)
                                                                    -----------
Total stockholders' equity .....................................       (224,761)
                                                                    -----------
Total liabilities and stockholders' equity .....................    $   828,792
                                                                    ===========

See accompanying notes.

                               Kinetiks.com, Inc.

                            Statements of Operations
                                  (Unaudited)

                                                                                         Period from
                                            Three months   Three months   Nine months  January 18, 1995
                                               ended          ended          ended      (inception) to
                                            September 30,  September 30,  September 30,  September 30,
                                                1996           1995           1996           1995
                                             -----------    -----------    -----------    -----------
Revenue ..................................   $   369,397    $      --      $ 1,011,805    $      --
Operating expenses:
        Cost of revenue ..................       248,877           --          761,958           --
        Research and development .........       117,827        137,699        219,952        164,004
        Sales and marketing ..............       660,887        139,171      2,363,832        165,530
        General and administrative .......       482,822        268,471      1,339,358        319,279
                                             -----------    -----------    -----------    -----------
                                               1,510,413        545,341      4,685,100        648,813
                                             -----------    -----------    -----------    -----------
Operating loss ...........................    (1,141,016)      (545,341)    (3,673,295)      (648,813)

Other income (expense):
        Interest income ..................         2,108           --           44,929           --
        Other income .....................         3,313           --            6,625           --
        Interest expense .................       (11,837)        (9,340)       (36,491)        (9,394)
                                             -----------    -----------    -----------    -----------
Net loss .................................   $(1,147,432)   $  (554,681)   $(3,658,233)   $  (658,207)
                                             ===========    ===========    ===========    ===========
Net loss per common and common
        equivalent share .................   $     (0.21)   $     (0.10)   $     (0.68)   $     (0.12)
                                             ===========    ===========    ===========    ===========
Shares used in computing net loss per
        common and common equivalent share     5,387,924      5,337,193      5,383,962      5,313,541
                                             ===========    ===========    ===========    ===========

See accompanying notes.

                               Kinetiks.com, Inc.

                            Statements of Operations
                                  (Unaudited)

                                                                                           Period from
                                              Three months   Three months   Nine months  January 18, 1995
                                                 ended          ended          ended      (inception) to
                                              September 30,  September 30,  September 30,  September 30,
                                                  1996           1995           1996           1995
                                               -----------    -----------    -----------    -----------
Operating activities
Net cash used in operating activities ......   $  (364,234)   $  (453,197)   $(2,929,662)   $  (513,752)

Investing activities
Purchase of property and equipment .........          --          (81,560)      (377,072)       (97,006)
Maturity of short term investments .........       245,560           --        1,500,843           --
                                               -----------    -----------    -----------    -----------
Net cash provided by investing activities ..       245,560        (81,560)     1,123,771        (97,006)

Financing activities
Proceeds from notes payable ................          --           76,196        270,000        153,625
Repayment of note payable to shareholder ...       (13,679)          --         (106,506)          --
Repayment of loan from bank ................       (44,131)          --         (244,131)          --
Proceeds from issuance of common stock, net           --          462,314           --          462,314
                                               -----------    -----------    -----------    -----------
Net cash provided by (used by) financing ...      (257,810)       538,510        (80,637)       615,939
activities
                                               -----------    -----------    -----------    -----------
Net (decrease) increase in cash ............      (376,484)         3,753     (1,886,528)         5,181

Cash and cash equivalents at beginning
of period ..................................       386,920          1,428      1,896,964           --
                                               -----------    -----------    -----------    -----------
Cash and cash equivalents at end
of period ..................................   $    10,436    $     5,181    $    10,436    $     5,181
                                               ===========    ===========    ===========    ===========

Supplemental disclosure of noncash investing and financing transactions

Cash paid during the period for interest ...         5,668            437         13,679            437

Property and equipment acquired from .......          --             --             --           73,422
shareholder in exchange for a note payable

See accompanying notes.

                               KINETIKS.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB for the period ended December 31, 1995.

The Company began substantial initial operations during the first quarter of 1996. Prior to January 1, 1996, the Company had been considered to be in the development stage. While the Company is operational, sales volumes have not yet achieved the level necessary to sustain the Company's continuing operations. Cumulative losses since inception have caused the Company's total assets and equity to fall below the mandatory requirements of the Nasdaq, which resulted in the Company's common stock being removed from registration and trading by the Nasdaq Small Cap Market effective October 28, 1996. The cumulative losses, removal of its listing from the Nasdaq Market, along with the Company's inability to fund it's current liabilities of approximately $830,000 at September 30, 1996 raises substantial doubt as to the Company's ability to continue as a going concern.

The Company has begun to implement an action plan to restructure its operations in order to attempt to reduce expenses to approximate the monthly cash flow from sales. This plan specifically addresses reductions in payroll cost through layoffs, salary reductions for the highest paid officers and employees, placing sales staff on commission only, and termination of certain leased office space which is not required under the new staffing.

During the time the forgoing plan is being implemented the Company must still obtain sufficient capital to fund its operations and to recover the development costs incurred. The Company raised equity funding of $ 4,251,000 through an initial public offering ("IPO") of shares of its common stock to the public, which was completed on December 12, 1995, (See Note 2). On November 8, 1996 the Company's founder and Chief Executive Officer retired 400,000 of his personal shares of the Company's Common Stock. Those shares were immediately sold to an individual investor for $100,000 in order to satisfy certain urgent cash needs. The Company's cash flow continues to be negative through the date of this report and existing funds are inadequate to meet the Company's cash requirements. The Company is actively exploring various short and long term financing alternatives in order to meet its immediate cash needs. Such alternatives may include, among others, a strategic partnership or private issuance of debt or equity securities. The Company has temporarily postponed its plans to perform a second public offering of its stock. While the Company's management is hopeful that a financing or strategic partnership will succeed, there can be no assurance that the Company will be successful.

2. Summary of Significant Accounting Policies

Revenue and Cost of Revenue

Revenues from the sale of Internet Web Services are recognized ratably over the period in which the web sites are produced on the Internet. All costs related to revenue producing activities are expensed as incurred. Revenues for the quarter ended September 30, 1996 include $209,267 for which payment was received in the form of goods and services.

Management believes that the majority of costs associated with an online web advertisement or creation of a web site are incurred in the set-up period and intends to develop statistical information regarding the advertisement cost cycle based upon experience. Once reliable historical experience is obtained, the revenue recognition and the cost of revenue policies will be enhanced to ensure that either web services revenue is recognized proportionately in the period in which costs are incurred; or that costs in excess of earned revenue are deferred, if such results significantly differ from the current method of recognizing revenue ratably over the online placement period and expensing cost as incurred.

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

For the period from inception through August 14, 1995, RDS and RDS, L.L.C.(predecessors entities to the Company) were organized as a sole proprietorship and a Texas Limited Liability Company, respectively. As a result, the income benefits from operations during this period passed directly to the sole proprietor and shareholders, respectively. The expenditures incurred prior to the Company's merger with RDS, L.L.C. were primarily start-up expenditures, which were capitalized by the owners for income tax purposes, creating a deferred tax asset of approximately $136,000. This asset was contributed to the Company in connection with the merger. Cumulative losses since inception have created additional deferred tax assets of approximately $1,697,000, resulting in a total deferred tax asset of $1,833,000 A valuation allowance was established for the full amount of these deferred tax assets because the future realization of the cumulative tax benefit is not assured.

3. Stock Option Plan

In February 1996, the Board of Directors approved an amendment to the Plan increasing the Company's total options available under the Plan to 1,600,000, which was approved by the stockholders at the annual stockholders meeting on June 12, 1996. As of September 30, 1996, options with respect to 1,531,050 shares were outstanding. The options are generally exercisable for up to ten years following the date of grant (five years for 10 percent owners). As of September 30, 1996, a total of 606,550 were exercisable and elections to exercise 1,550 options had been received.

4. Debt Agreements

In September 1996, the Company repaid a $242,000 commercial bank loan. The Company remains liable on approximately $3,000 of accrued and unpaid interest on that loan.


15. Per Share Amounts

For 1996, net loss per common and common equivalent share is computed using the weighted average number of common shares outstanding. Common equivalent shares were excluded due to the fact that they are anti-dilutive. For 1995, net loss per common and common equivalent shares is computed using the weighted average number of common and common equivalent shares outstanding during the period. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin
(SAB) No. 83, common stock and options to purchase common stock issued by the Company within 12 months of the initial public offering date have been included in the calculation of the weighted average number of common and common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for the entire period.

6. Subsequent Event

On November 8, 1996 the founding shareholder and Chief Executive Officer retired 400,000 shares of his personal holdings of the Company's $.001 par value Common Stock. The Company immediately sold those shares to an individual investor for $100,000. Tile sale was concluded in order to fund critical cash requirements related to operations of the Company. Additionally, in October, 1996, the Company entered into an asset-based financing arrangement of up to $200,000 with a merchant banking firm. As of the date of this report approximately $130,000 has been borrowed under that arrangement.

EXHIBIT A

                     (TRADER PUBLISHING COMPANY LETTERHEAD)

                                                               November 27, 1996

Mr. Greg Carr
President and CEO
Kinetiks.com, Inc.
700 Rockmead Drive, Suite 240
Kingwood, Texas 77339

Dear Sir:

The purpose of this letter is to outline our understanding of the arrangements pursuant to which Trader Publishing Company ("Trader") will acquire substantially all of the assets and properties used by Kinetiks.com, Inc. ("Seller"), in the operation of the Internet Waterway (the "Business") more particularly described on Schedule A. The total consideration for this transaction (which amount includes the purchase price of the assets of the Business and the payments to be made under the Agency, Consulting, and/or Non-Competition Agreements discussed below, if applicable) is $750,000.00, exclusive of the various adjustments normally made at closing and such other adjustments as the parties may find are need.

1. Purchase and Sale of Assets. Except for the assets listed on Schedule B (the "Excluded Assets"), at the Closing (as defined in Paragraph 10), Seller (and such other persons as are listed on Schedule C who own the specific assets listed thereon) will sell to Trader and Trader will purchase from Seller (and such other persons), all assets used by Seller to operate the Business. (Such assets are the "Acquired Assets"). The Acquired Assets include, without Imitation, the following:

     a. All equipment, furniture, fixtures, inventory, and lease-hold improvements used in the Business, including, specifically a) computer systems and associated equipment used to host the Business and b) trade booths used in promotion of the Business, both of which are owned outright by Seller,

     b. All trademarks, trade names, patents, copyrights, and other intangible rights or properties used in the Business, including but not limited to those set forth on Schedule D.

     c.   The   rights   in  all   promotional   and   advertising   agreements,
          endorsements, leases and other contracts pertaining to the Business that Trader elects to assume.

     d.   The real property described on Schedule E.

11/27/96
Page 2

          Those assets of Seller listed on Schedule B shall not constitute part of the Acquired Assets and are not intended to be conveyed to Trader as part of this transaction.

          Seller will be responsible for paying all its current and long-term liabilities, except for those liabilities described below in Paragraph 2.

2.   Assumption of  Liabilities by Trader.  Trader will assume only  liabilities
     (i) which accrue after Closing under those leases and other contracts listed on Schedule F and such other leases and other contracts, if any, that the parties agree in the Definitive Agreement (defined below in Paragraph 7) will be assigned to Trader by Seller at Closing, and (ii) which do not constitute either payment in arrears for services or other matters occurring prior to Closing or delayed payment on the purchase price of an Acquired Asset.

3. Asset Purchase Price and Allocation. The Purchase Price for the Acquired Assets ("Asset Purchase Price") will be $550,000.00, and will be allocated among the Acquired Assets in accordance with Schedule F. The Asset Purchase Price shall be payable on the Closing Date (as defined in Paragraph 10).

4. Agency Agreement. At the closing, Trader will enter into an Agency Agreement with the Seller set forth on Schedule G which agreement shall be in accordance with the applicable terms set forth below and on Schedule G.

     Any Agency Agreement in part will provide that for the period of time specified on Schedule G1, commencing on the Closing Date, Trader will function as an agent on behalf of the Seller to promote the sale of Seller's website development services. Any Agency Agreement will include cross-default provisions referencing the Definitive Agreement, and will require Trader to represent Seller in the sale of services as specified in Schedule G1.

5. Consulting Agreement. At the closing, Trader will enter into a Consulting Agreement with the person(s) set forth on Schedule G (a "Contracting Party"), which agreement shall be in accordance with the applicable terms set forth below and on Schedule G2.

     Any Consulting Agreement in part will provide that for the period of time specified on schedule G2, commencing on the Closing Date, the Contracting Party, acting as an independent contractor, will consult with Trader concerning the Business, including any expansion thereof. Any Consulting Agreement will include cross-default provisions referencing the Definitive Agreement, and will require the Contracting Party to be available to render services to Trader for up to the number of hours per week specified on Schedule G2 at mutually agreeable times after reasonable notice.

6. Non-Competition Agreements. At the Closing, Trader will enter into Non-Competition Agreements with Seller and the person(s) set forth on Schedule H (a "Potential Competitor"). These Non-Competition Agreements will include cross-default provisions referencing the Definitive Agreement and in part will provide that for the period of time specified on Schedule H, commencing on the Closing Date, Seller and any such Potential Competitor shall not compete, within the United States, with Trader, nor with its successor to the Business, in the creation, production and/or maintenance of an Internet affinity site serving the marine industry nor any such other business as may be competitive with the Business.

7. Board/Shareholder Consent. Seller shall obtain the consent of its shareholders and board of directors, as required, specifically approving each Employment Agreement, Consulting Agreement and Non-Competition Agreement between Trader and a Contracting Party or Potential Competitor, and such consent shall be in a form that in the opinion of Trader's counsel satisfies the requirements of Section 28OG of the Internal Revenue Code.

11/27/96
Page 3

8. Definitive Agreement. The obligations of the parties that are outlined in this letter will be contained in a definitive asset purchase agreement (the "Definitive Agreement"). The parties hope to complete and execute the Definitive Agreement by January 2, 1997. In addition to the basic terms and conditions outlined in this letter, the Definitive Agreement will contain terms and Conditions customary in transactions of the type contemplated hereby, including but not limited to representations and warranties by Seller, its principal shareholders, shareholders active in the Business, and any other party selling assets hereunder: that Seller or such other party has good and marketable title to the Acquired Assets, free and clear of all liens and encumbrances; that all of the personal property constituting the Acquired Assets is in good operating condition and repair; that Trader shall have no liability to or obligation concerning Seller's employees; that Seller and its shareholders shall indemnify Trader and hold it harmless from any claim, loss or expense that it may suffer as a result of a breach by Seller or any other party selling an Acquired Asset of any representation, warranty or covenant in the Definitive Agreement or as a result of events occurring in connection with Seller or its operations prior to Closing; that all agreements shall be construed as if Trader and any successor in interest is a Virginia general partnership and as if the agreements are executed in, and are to be performed entirely in Virginia; and that Seller shall obtain all necessary consents to the transaction from its directors, shareholders and other relevant parties, including the shareholder or board consent described above in Paragraph 6.

9. Expenses. Each Party will bear its own expenses in connection with the contemplated transaction.

10. Non-Negotiation Period. In reviewing and preparing a Definitive Agreement with Seller, Seller agrees that it will not during the period commencing on the date, hereof and ending December 31, 1996, negotiate, discuss, or otherwise communicate with any other potential purchaser of its business unless Trader, prior to the expiration of such period, notifies Seller that it has terminated its interest in acquiring Seller's business.

11. Closing. The Closing of the contemplated transaction (the "Closing") will occur on or by January 2, 1997 or such other date as the parties may agree is practicable (the "Closing Date") but in no event later than January 31, 1997, time being of the essence.

12. Access To Information. Following your acceptance of this letter, Seller will provide Trader and its attorneys and other representatives with all records and information relating to the Acquired Assets and Seller's business as may be requested by Trader, and will permit Trader to visit and inspect its properties in the accompaniment of Seller's representative.

13. Assignment. Prior to Closing, Trader may assign its rights to purchase the Acquired Assets to a majority owned subsidiary in which event Trader will guarantee the subsidiary's obligation to Seller, any Contracting Party, and any Potential Competitor.

14. Return of Documents. In the event the transaction contemplated hereby is not consummated, Trader will return to Seller all documents provided to Trader by Seller together with any copies thereof and extracts therefrom and any materials based on information provided by Seller.

15. Earnest Money Deposit. Within twenty-four (24) hours of the execution of this letter agreement, Trader will deliver to Seller $110,000.00 as an earnest money deposit ("Deposit") which will be applied to the asset purchase price at Closing. In the event Trader terminates its agreement to acquire the Business. Seller shall retain $35,000.00 as a cancellation payment but shall return the remaining $75,000.00 of the Deposit simultaneously upon delivering its notice of termination. If Seller terminates its agreement to sell the Business, Seller shall return the full Deposit simultaneously upon delivering its notice of termination. To secure the obligation of Seller to repay all or part of the Deposit, Seller hereby grants to Trader a first 1ien security interest on the Business, including, without limitation, Marine Trade Net and the other assets to be conveyed to Trader, Seller agrees to execute all documents and make all fillings necessary to perfect such security interest and represent that there are no prior lients.

11/27/96
Page 4


The purpose of this document is to set forth the basic terms and conditions of the proposed acquisition. Accordingly. this letter constitutes a binding agreement between the Parties. A more complete explanation of the legal obligations of the parties regarding the purchase and sale of the assets is intended to be contained in the Definitive Agreement, which will be subject to the approval of both parties and their respective board of directors, but the provisions of the Definitive Agreement shall not be inconsistent with the terms set forth herein.

If, however, Trader discovers from its due diligence review that there are matters not disclosed to Trader by the date of this letter which materially and adversely affect the value to it of the assets and business proposed to be purchased hereunder, it may terminate this agreement immediately upon delivering a written notice of such termination to Seller.

Seller, Greg Carr ("Carr") and Diane Carr ("D. Carr") jointly and severally represent, warrant and covenant that Sellers Board of Directors has approved the transaction set forth in this Agreement and will recommend its approval to the shareholders of Seller and that Carr and D. Carr will, in their capacity as shareholders, vote in favor of such approval. In the event of any breach of the foregoing representations, warranties and covenants or in the event of any breach of this Agreement by Seller which is not the result of events beyond the control of the Board of Directors of Seller, Carr and D. Carr, Trader shall have available to it all remedies existing under law, including, without limitation, the right to compel specific performance and the right to money damages without limitation. In the event of breach of this Agreement by Seller which results from events beyond the control of the Board of Directors of Sell, Carr and D. Carr. Seller shall pay to Trader the sum of $35,000.00. If the terms and conditions of the proposed acquisition outlined in this letter are acceptable to Seller and Seller's Board of Directors, please so , indicate by executing and returning the enclosed duplicate of this letter. Upon Trader's receipt of this letter executed by Seller, Trader will instruct its counsel to commence preparation of the Definitive Agreement and associated documents.

                                        Very truly yours,

                                        TRADER PUBLISHING COMPANY

Date: 11/29/96                          By: /s/ Norman W. Hoffmann
--------------                          --------------------------
                                         Norman W. Hoffmann
                                         Vice President

SEEN AND AGREED:

By: /s/ Greg Carr                            Date: November 29, 1996
-----------------                            -----------------------
Chairman

By: /s/ Greg Carr                            Date: November 29, 1996
-----------------                            -----------------------
Greg Carr

By: /s/ Dyane Carr                           Date: November 29, 1996
------------------                           -----------------------
Diane Carr

Entered and Agreed as evidenced by payment of $110,000.00 delivered to Kinetiks.com, Inc., via wire by December 2, 1996.

11/27/96
Page 5

                                   SCHEDULE A

                            Description of Business

(List names of publications and other businesses and general description of such publications and businesses.)

Publication, composition, distribution, transmission and administration of Internet Waterway, an Internet affinity supersite, serving the marine industry; and MarineTradeNet, an Internet affinity supersite, serving the commercial businesses within the marine industry.

11/27/96
Page 6

                                   SCHEDULE B

                                Excluded Assets

1. Fees payable to Seller under any initial term of any existing contract with a third party to provide website development and hosting services.

2. E-Dealer software (to the extent that it is separable from the software supporting Internet Waterway), and all rights to market E-Dealer software to third parties.

11/27/96
Page 7

                                   SCHEDULE C

                         Acquired Assets Owned by Others
(Described asset to be sold,  list name of its owner, and purchase price.)

 None

11/27/96
Page 8

                                   SCHEDULE D

                         Trademarks, Trade Names, Etc.

(List all trademarks, trade names, patents, copyrights, and other intangible rights used in the Business.)

Trademarks:  Internet Waterway
             MarineTradeNet

Internet URL:  www.iwol.com and all its affiliate links
               URL's affiliate with MarineTradeNet

11/27/96
Page 9

                                   SCHEDULE E

                       Real Property to be Sold or Leased

None

11/27/96
Page 10

                                   SCHEDULE F
                      Allocation of Asset Purchase Price*

Inventory
Furniture, Fixtures and Equipment
Promotional rights
Advertising and cross promotional rights
Website graphics
Website Names
Advertiser Lists
Goodwill
Going Concern Value
Contract Rights and Miscellaneous

TOTAL ASSET PURCHASE PRICE                   $550,000.00

* To be allocated in accordance with an appraisal by Trader Publishing Company.

11/27/96
Page 11

                                  SCHEDULE G1

                                Agency Agreement

1. Agreement to designate Seller as the exclusively endorsed organization to produce website services for marine industry clients of Trader

     A. Term: four years
     B. Compensation
          1. Seller shall receive 100% of all compensation from third party marine clients under the original term of any agreements existing with Seller as of the date of Closing.
          2. Seller shall receive 85% of all compensation from third p@ m@e clients under the subsequent term of any agreements ex@g with Seller as of the date of Closing. Trader shall receive the remaining 15% of compensation from third party marine clients under the subsequent terms of any agreements existing with Seller as of the date of Closing.

          3. Seller shall receive 85% of all compensation from third party marine clients which are negotiated exclusively by Seller after the date of Closing. Trader shall receive the remaining 15% of compensation from such third party marine clients as consideration for Its providing hosting services for websites.
          4. Seller shall receive 50% of all compensation from third party marine clients which are sold through a combined effort of Seller and Trader. Trader shall receive the remaining 50% of
               compensation   from  such   third   party   marine   clients   as
               consideration for its providing sales and hosting services for websites.
     C. Basic website sales. Trader shall have the right to sell single page websites to any marine customer and shall retain all consideration paid by such customers for the website and hosting services.
     D. Exclusivity limitations: Trader shall represent only seller for the creation and sale of custom websites to marine affiliated customers. However, Trader shall have the unlimited right to collect all hosting fees charged to third party customers which contract with independent developers for the creation of their web sites.
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11/27/96
Page 12
                                  SCHEDULE G2

                             Consulting Agreements

(List name of each person, term of agreement payment terms, and any special terms such as maximum number of days per year that party must be available for consultation.)

A.   Agreement by Kinetiks.com, Inc.,

     1. Through staff members other than Greg Carr, agreement to consult for one year.
          a. Maximum of 4O hours per week for four weeks, immediately following Closing.
          b. Maximum of 40 hours per month for the eleven months following the first four weeks after closing.
     2.   Through Greg Carr, agreement to consult for one year
          a. Maximum of 10 hours per week for four weeks immediately following Closing
          b. Maximum of lO hours per month for the eleven months following the first four weeks after closing.

B.   Payment terms: $100,000.00 payable at closing
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11/27/96
Page 13

                                   SCHEDULE H

                           Non-Competition Agreements

(List name of each person, term of agreement, payment terms, and any special terms.)

A. Kinetiks.com (Seller) to be joined in by its principal shareholders Greg Carr and Diane Carr.

     1.   Agreement  not  to  compete  against  Trader  Publishing   Company  in
          accordance with Paragraph 6 within the United States for five years

B. Payment: $100,000 payable at closing to Kinetiks.com, Inc. on behalf of both Kinetiks.com and Greg Carr.

                     (TRADER PUBLISHING COMPANY LETTERHEAD)


Mr. Charles Powell, Director
c/o Mr. Greg Carr
Kinetiks.com, Inc.
700 Rockmead Drive, Suite 24C
Kingwood, TX  77339

Dear Mr. Powell

This will confirm our agreement to award the letter of intent between us at November 29, 1996. The Closing as defined therin, will accur on or by February 28, 1997, or such other date as the parties may agree in practicable, but in no eventlater than March 30, 1997, time being of the essence.

All other terms and conditions of the letter of intent shall remain in full _____ and effect.

                                   Very truly yours,

                                   TRADER PUBLISHING COMPANY

                                   By: /s/ Norman W. Hoffman
                                   -------------------------
                                   Norman W. Hoffman
                                   Vice President

SEEN AND AGREED

By: /s/ Charles Powell
----------------------
Charles Powell
Director

By: /s/ Greg Carr
-----------------
Greg Carr

By: /s/ Dyann Carr
------------------
Dyann Carr